               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                Becton, Dickinson and Company
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[BECTON DICKINSON LOGO]

BECTON, DICKINSON AND COMPANY
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
www.bd.com

                                                               December 26, 2003

Dear Fellow Shareholders:

    You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Becton, Dickinson and Company to be held at 2:00 P.M. on Wednesday, February 11, 2004 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey. You will find directions to the meeting on the back cover of the accompanying Proxy Statement.

    The Notice of Meeting and Proxy Statement describe the matters to be acted upon at the meeting. We will also report on matters of interest to BD shareholders.

    Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote on the Internet or by telephone, or by completing and mailing the enclosed proxy/voting instruction card in the return envelope that has been provided. If you do not vote by Internet, telephone or mail, you still may attend the Annual Meeting and vote in person.

    Thank you for your continued support of BD.

                                                     Sincerely,

                                                     /s/ EDWARD J. LUDWIG
                                                     ------------------------
                                                     EDWARD J. LUDWIG
                                                     Chairman, President and
                                                     Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         BECTON, DICKINSON AND COMPANY
                                 1 BECTON DRIVE
                     FRANKLIN LAKES, NEW JERSEY 07417-1880

    The 2004 Annual Meeting of Shareholders of BECTON, DICKINSON AND COMPANY will be held at 2:00 P.M., local time, on Wednesday, February 11, 2004 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, to consider and act upon the following proposals:

    1. The election of directors;

    2. The ratification of the selection of independent auditors;

    3. The adoption of the 2004 Employee and Director Equity-Based Compensation Plan;

    4. A shareholder proposal relating to cumulative voting; and

    5. Such other business as may properly come before the meeting.

    Shares represented by properly executed proxies that are hereby solicited by the Board of Directors of Becton, Dickinson and Company will be voted in accordance with instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in favor of the election as directors of the persons nominated in the accompanying Proxy Statement, for proposals 2 and 3, and against proposal 4.

    Only shareholders of record at the close of business on December 15, 2003 will be entitled to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          [DEAN J. PARANICAS SIGNATURE]
                                          DEAN J. PARANICAS
                                          Vice President, Corporate Secretary
                                          and Public Policy

Dated: December 26, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REGISTER YOUR VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY/VOTING INSTRUCTION CARD, OR BY PROMPTLY RETURNING YOUR SIGNED AND DATED PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                              -------------------
                      2004 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 11, 2004
                              -------------------
                         BECTON, DICKINSON AND COMPANY
                                 1 BECTON DRIVE
                     FRANKLIN LAKES, NEW JERSEY 07417-1880
                              -------------------
                              GENERAL INFORMATION

    The enclosed proxy/voting instruction card ('proxy') is solicited by the Board of Directors (the 'Board') of Becton, Dickinson and Company, a New Jersey corporation ('BD'), for use at the 2004 Annual Meeting of Shareholders to be held at 2:00 P.M., local time, on Wednesday, February 11, 2004 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey. A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company, by delivering a duly executed proxy bearing a later date or by voting in person at the meeting. If you vote by telephone or Internet, you may also revoke your proxy with a timely and valid later telephone or Internet vote, as the case may be. This proxy statement and the proxy/voting instruction card are being mailed to shareholders of BD on or about
December 26, 2003.

    At the close of business on December 15, 2003, the record date fixed by the Board for determining the shareholders entitled to notice of and to vote at the meeting, there were 253,077,570 shares of BD Common Stock (the 'Common Stock') outstanding, each entitled to one vote.

    In addition, on December 15, 2003, there were 570,699 shares of BD's Series B ESOP Convertible Preferred Stock (the 'ESOP Preferred Stock') outstanding, all of which are held by State Street Bank and Trust Company, as Trustee of BD's Savings Incentive Plan ('SIP'). The shares of ESOP Preferred Stock are entitled to be voted on all matters submitted to BD's shareholders and also carry one vote per share. Participants in SIP are entitled to instruct the Trustee how to vote all shares of Common Stock and ESOP Preferred Stock allocated to their SIP accounts, as well as how to vote a proportionate number of such shares held in SIP for which voting instructions are not received by the Trustee from other SIP participants or which are not allocated to participants' accounts (the 'unvoted and/or unallocated shares'). Unless otherwise instructed by a SIP participant, the enclosed proxy will serve as voting instructions to the Trustee with respect to both the allocated and the unvoted and/or unallocated SIP shares. SIP shares for which no voting instructions are received from any SIP participants will be voted by the Trustee in the same proportion as it votes the SIP shares for which it has received voting instructions.

    Participants in the Savings Incentive Plan of Med-Safe Systems, Inc., a wholly-owned subsidiary of BD (the 'Med-Safe Plan'), also are entitled to instruct the Trustee of the Med-Safe Plan how to vote all shares of Common Stock allocated to their accounts, as well as how to vote a proportionate number of shares held in the Med-Safe Plan for which voting instructions are not received by the Trustee from other participants. Shares for which no voting instructions are received from any Med-Safe Plan participants will be voted by the Med-Safe Plan's Trustee in the same proportion as the Trustee votes the shares for which the Trustee has received voting instructions.

    The shares of Common Stock held by Wachovia Bank, N.A., as Trustee of both BD's Deferred Compensation Plan ('DCP') and BD's 1996 Directors' Deferral Plan ('DDP'), as well as the shares of Common Stock held by Banque Internationale a Luxembourg ('BIL') in connection with BD's Global Share Investment Program ('GSIP'), also are entitled to be voted on all matters submitted to BD's shareholders and carry one vote per share. Each director participating in DDP and each employee participating in DCP and, if so provided under the terms of the local country GSIP plan, in GSIP, is entitled to instruct the Trustee or BIL, as the case may be, how to vote all shares of Common Stock allocated to that person's account, as well as how to vote a proportionate number of shares held in the relevant plan for which voting instructions are not received.

    When returned properly dated and signed, the enclosed proxy will serve as voting instructions by a Med-Safe Plan participant, a DDP participant, a DCP participant and a GSIP participant with respect to both the allocated and the unvoted Med-Safe Plan shares, DDP shares, DCP shares and GSIP shares, as the case may be.

    Proxies representing shares of Common Stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by EquiServe Trust Company, N.A. and any shares of Common Stock and ESOP Preferred Stock allocated to participants' accounts under the DDP, SIP, DCP, the Med-Safe Plan and GSIP, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.

    Shareowners of record and participants in the BD plans described above may cast their votes by:

        (1) using the Internet and voting at the website listed on the enclosed proxy/voting instruction card;

        (2) using the toll-free telephone number listed on the enclosed proxy/voting instruction card; or

        (3) signing, completing and returning the enclosed proxy/voting instruction card in the enclosed postage-paid addressed envelope.

    The Internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy/voting instruction card.

    The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at the meeting shall constitute a quorum.

    Directors are elected by a plurality of the votes cast at the meeting. Abstentions with respect to one or more of the nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote. Similarly, shares which brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners ('broker non-votes'), if any, will not be counted and, accordingly, will have no effect on the outcome of the vote.

    Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the votes cast on such proposal. Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote.

    The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

    In addition to solicitation by mail, directors, officers and other employees of BD may solicit proxies personally, by telephone or by telegram. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses in doing so. BD has retained MacKenzie Partners, Inc., to assist in soliciting proxies for a fee not to exceed $15,000 plus expenses. The cost of soliciting proxies will be borne by BD.

          SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of September 30, 2003, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD's outstanding Common Stock. The information below is as reported by such persons in their filings with the Securities and Exchange Commission (the 'SEC'). No changes in these holdings have come to BD's attention since September 30, 2003. BD is not aware of any other beneficial owner of more than 5% of its Common Stock.

                                                                   AMOUNT AND
                                                                   NATURE OF         PERCENTAGE OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       CLASS
            ------------------------------------              --------------------   -------------
FMR Corp.
  One Federal Street
  Boston, MA 02110..........................................       15,083,851(1)          6.0%
Barclays Global Investors NA
  45 Fremont Street, 17th Floor
  San Francisco, CA 94105...................................       15,038,210(2)          6.0%
Wellington Management Company LLP
  75 State Street
  Boston, MA 02109..........................................       14,117,464(3)          5.6%

---------

(1) FMR Corp. has shared investment power with respect to 15,083,851 shares, and has sole voting power with respect to 1,535,211 of such shares.

(2) Barclays Global Investors NA has sole voting power with respect to 13,376,574 shares, sole investment power with respect to 59,886 shares, and shared investment power with respect to 14,978,324 shares.

(3) Wellington Management Company LLP has sole voting power with respect to 2,698,898 shares, shared voting power with respect to 799,850 shares, sole investment power with respect to 13,943,248 shares, and shared investment power with respect to 174,216 shares.

                              -------------------

    The table on the following page sets forth as of October 31, 2003, information concerning the beneficial ownership of Common Stock by each director and nominee for director, the persons named in the Summary Compensation Table on page 20 (the 'named executives'), and by all directors and executive officers as a group. In general, 'beneficial ownership' includes those shares a director or executive officer has the power to vote or transfer, including shares which may be acquired under stock options that are exercisable currently or within 60 days. Certain executive officers also have interests in a total of 24,104 deferred share units previously granted but undistributed under BD's Stock Award Plan. While these shares may not be voted or transferred, they have been included in the table below as they represent an economic interest in Common Stock.

                                  COMMON STOCK

                                                                                             TOTAL
                                                                        SHARES WHICH      BENEFICIAL
                                                       SHARES OWNED    MAY BE ACQUIRED   OWNERSHIP AS
                                                       DIRECTLY AND       WITHIN 60      PERCENTAGE OF
NAME                                                   INDIRECTLY(1)       DAYS(2)           CLASS
----                                                   -------------   ---------------   -------------
Harry N. Beaty.......................................      30,453             4,545           *
Henry P. Becton, Jr..................................     240,996(3)          4,545           *
Gary M. Cohen........................................      33,612(4)        448,930           *
John R. Considine....................................      61,616(4)        475,000           *
Edward F. DeGraan....................................         676                 0           *
Vincent A. Forlenza..................................      30,548           408,918           *
William A. Kozy......................................      40,169           409,930           *
Edward J. Ludwig.....................................      99,943(4)(5)   1,207,728           *
Frank A. Olson.......................................      72,707             4,545           *
James F. Orr.........................................       5,450             1,611           *
Willard J. Overlock, Jr..............................       9,459             4,545           *
James E. Perrella....................................      30,019             4,545           *
Bertram L. Scott.....................................         695                 0           *
Alfred Sommer........................................       8,828             4,545           *
Margaretha af Ugglas.................................       9,388             4,545           *
All Directors and Executive Officers as a group (16
  persons), including those named above..............     676,461(4)      3,058,431          1.5%

---------

 * Represents less than 1% of the outstanding Common Stock.

(1) Includes Common Stock allocated to individual accounts under the BD Savings Incentive Plan ('SIP') and the Global Share Investment Program ('GSIP'), where applicable, as follows: Mr. Ludwig -- 18,562 shares; Mr.
    Cohen -- 10,257 shares; Mr. Considine -- 665 shares; Mr. Forlenza -- 4,653 shares; Mr. Kozy -- 4,732 shares; and all Executive Officers as a group -- 40,770 shares. Also includes Common Stock allocated to individual accounts under the Deferred Compensation Plan as follows: Mr.
    Ludwig -- 29,253 shares; Mr. Cohen -- 2,284 shares; Mr. Considine -- 33,641 shares; and all Executive Officers as a group -- 65,178 shares. Also includes Common Stock allocated to individual accounts under the 1996 Directors' Deferral Plan as follows: Dr. Beaty -- 22,453 shares; Mr.
    Becton -- 22,912 shares; Mr. DeGraan -- 676 shares; Mr. Olson -- 52,707 shares; Mr. Orr -- 4,450 shares; Mr. Overlock -- 7,459 shares; Mr.
    Perrella -- 17,419 shares; Mr. Scott -- 695 shares; Dr. Sommer -- 8,828 shares; Mrs. af Ugglas -- 9,388 shares; and all Directors as a group -- 146,968 shares. Includes undistributed shares under the Stock Award Plan as follows: Mr. Ludwig -- 9,840 shares; Mr. Forlenza -- 4,904 shares; and Mr. Kozy -- 9,360 shares.

(2) Consists of stock options available for exercise.

(3) Includes 212,872 shares held by trusts of which Mr. Becton is a co-trustee with shared investment and voting power or held by a limited liability company owned by one of such trusts. Does not include 32,120 shares owned by Mr. Becton's spouse, 1,600 shares owned by a daughter, 106,940 shares held in trusts for the benefit of his children or 73,500 shares held in a charitable trust of which he is one of eight trustees, and as to each of which he disclaims beneficial ownership.

(4) In addition to the share ownership indicated, the following named executives have elected, on a discretionary basis, to defer under BD's Deferred Compensation Plan ('DCP') the following portions of their 2003 bonuses into a BD Common Stock account, which investment will be made under the DCP in January 2004: Mr. Ludwig -- $280,000; Mr. Cohen -- $65,000 and Mr.
    Considine -- $215,000. At an estimated share price of $40.00, this investment would represent an aggregate additional ownership interest by BD's executive officers in 14,000 shares. In addition, the following named executives have elected, on a discretionary basis, to defer under the DCP during fiscal 2004 the following portions of their monthly salaries into a BD Common Stock account: Mr. Ludwig -- $8,350; Mr. Cohen -- $1,391; and Mr. Considine -- $5,986. At an estimated share price of $40.00, this would represent an aggregate monthly investment by BD's executive officers in 393 shares.

(5) Does not include 2,769 shares owned by Mr. Ludwig's son, as to which he disclaims beneficial ownership.

    The following table sets forth as of October 31, 2003, information concerning the beneficial ownership of ESOP Preferred Stock held through the SIP by the named executives, by all executive officers as a group, and by the beneficial owner of more than 5% of the outstanding ESOP Preferred Stock.

                              ESOP PREFERRED STOCK

                                                              SHARES OWNED
                                                              DIRECTLY AND
                                                               INDIRECTLY
                                                               ----------
Edward J. Ludwig............................................       558(1)
Gary M. Cohen...............................................       467(1)
John R. Considine...........................................       112(1)
Vincent A. Forlenza.........................................       517(1)
William A. Kozy.............................................       569(1)
All Executive Officers as a group (6 persons)...............     2,316(1)
State Street Bank and Trust Company.........................   578,133(2)
  225 Franklin Street
  Boston, Massachusetts 02110
  (as Trustee of the Savings Incentive Plan)

---------

(1) Shares allocated to individual accounts under the ESOP component of the SIP. Such shares constitute less than 1% of the total beneficial ownership of the ESOP Preferred Stock. Each share of ESOP Preferred Stock is convertible into
    6.4 shares of Common Stock, subject to adjustment.

(2) As trustee, holding 100% of the outstanding shares of ESOP Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires BD's executive officers and directors to file initial reports of their ownership of BD's equity securities and reports of changes in such ownership with the SEC and the New York Stock Exchange (the 'NYSE'). Executive officers and directors are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms and written representations from BD's executive officers and directors, BD believes that for the period from October 1, 2002 through September 30, 2003, all of its executive officers and directors were in compliance with the disclosure requirements of
Section 16(a), except that Henry P. Becton, Jr. inadvertently failed to report a gift made by him during the past fiscal year. Mr. Becton subsequently reported the gift.

                               BOARD OF DIRECTORS

BOARD MEETINGS; COMMITTEES OF THE BOARD

    BD is governed by a Board of Directors and various Committees of the Board which meet regularly throughout the year. The Board of Directors, which held nine meetings during the fiscal year ended September 30, 2003, has seven principal standing Committees, which include the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Corporate Affairs Committee, the Corporate Governance and Nominating Committee, the Finance and Investment Committee and the Qualified Legal Compliance Committee. All directors attended at least 75% of Board and Committee meetings during the year. The Board of Directors has adopted a written charter for each of the Committees (other than the Executive Committee). Copies of these charters are posted on BD's website at www.bd.com/investors/corporate_governance.

AUDIT COMMITTEE

    The Audit Committee reviews BD's financial statements and accounting principles, the scope and results of the annual audit by the independent auditors, and BD's internal audit process, including BD's internal controls and accounting systems. The Audit Committee also retains and reviews the qualifications, independence and performance of BD's independent auditors. The Audit Committee met eleven times during the year, including quarterly conference calls with management and BD's independent auditors to review BD's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q prior to their filing. The current members of this Committee are James F. Orr -- Chair, Harry N. Beaty, Willard J. Overlock, Jr. and Bertram L. Scott.

    The Board has considered and concluded that each of the members of the Audit Committee satisfies the independence, financial literacy and expertise requirements of the NYSE. The Board has determined that James F. Orr and Bertram
L. Scott qualify as audit committee financial experts under the rules of the SEC. A copy of the Audit Committee's charter is attached hereto as Appendix A.

COMPENSATION AND BENEFITS COMMITTEE

    The Compensation and Benefits Committee oversees BD's compensation and benefits policies generally, and also approves the compensation of the Chief Executive Officer and those members of the BD Leadership Team who report to the Chief Executive Officer, which includes all the executive officers. This Committee also approves all employment and severance contracts of BD or any subsidiary with senior executives who are not also directors. In addition, this Committee serves as the granting and administrative committee for BD's equity compensation plans. This Committee also oversees the administration of employee benefits and benefit plans for BD. This Committee is composed entirely of independent directors, as defined in BD's Corporate Governance Principles. The current members of this Committee, which met seven times during the year, are Frank A. Olson -- Chair, Henry P. Becton, Jr., Edward F. DeGraan, Willard J. Overlock, Jr. and James E. Perrella.

CORPORATE AFFAIRS COMMITTEE

    The Corporate Affairs Committee oversees BD's policies, practices and procedures as a responsible corporate citizen, in the general areas of ethical conduct and legal compliance, including, without limitation, issues relating to communications, employment practices, community relations, environmental matters, customer relations and business practices and ethics. The current members of this Committee, which met five times during the year, are Margaretha af Ugglas -- Chair, Henry P. Becton, Jr., Bertram L. Scott and Alfred Sommer.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

    The Corporate Governance and Nominating Committee recommends candidates for election as directors to the Board. It also reviews and makes recommendations concerning the composition, organization, structure and function of the Board and its Committees, as well as the performance and compensation of directors. It monitors and considers BD's corporate governance and Board practices and recommends matters for consideration by the Board, and periodically reviews BD's shareholder rights plan. This Committee is composed entirely of independent directors, as defined in BD's Corporate Governance Principles. The current members of this Committee, which met seven times during the year, are Henry P. Becton, Jr. -- Chair, Harry N. Beaty, James F. Orr and Margaretha af Ugglas.

FINANCE AND INVESTMENT COMMITTEE

    The Finance and Investment Committee reviews the financial and accounting affairs of BD, including BD's financial structure, dividend policy, financial plans and capital expenditure budgets. The Committee also reviews and recommends appropriate Board action with respect to acquisitions and divestitures of assets meeting specified thresholds and oversees various matters related to certain of BD's employee benefit plans which require funding. The current members of this Committee, which met six times during the year, are Willard J. Overlock, Jr. -- Chair, Edward F. DeGraan, Frank A. Olson, James E. Perrella and Alfred Sommer.

DIRECTORS' COMPENSATION

    Each director who is not employed by BD is compensated for services as a director by an annual retainer of $55,500. An annual fee of $5,500 also is paid to each Committee chair.

    Additional directors' fees of $1,500 are paid to non-management directors for each half-day spent outside of regularly scheduled board meetings, or in meetings of any particular committee of the Board in excess of five hours in any year. Additional directors' fees of $1,500 per half-day are also paid for time spent by a non-management director visiting BD's businesses or meeting with representatives or officers of BD.

    Directors may defer, in an unfunded cash account or an unfunded BD Common Stock account, all or part of their annual retainer and other fees, until up to 10 years after separation from the Board, pursuant to the provisions of the 1996 Directors' Deferral Plan. The number of shares credited to the accounts of directors is adjusted periodically to reflect the payment and reinvestment of dividends on the Common Stock.

    BD reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for BD.

    Each non-management director elected at, or continuing as a director after, each annual meeting of shareholders is granted stock options to purchase shares of Common Stock at the fair market value of the Common Stock on the date of grant. The options granted have a value of $35,000 (based on the Black-Scholes option pricing model).

    Directors' fees are the only form of compensation received by non-management directors from BD.

Changes to Director Compensation

    In November 2003, the Board reviewed the compensation for non-management directors. In light of the Board's increasing workload and in order to provide more competitive compensation to attract and retain qualified non-management directors, the Board has decided to provide an annual grant of 1,200 restricted stock units to each non-management director elected at, or continuing as a director after, each annual meeting of shareholders. The distribution of the shares of BD Common Stock represented by the restricted stock units will be deferred until a director's separation from the Board. This grant would be in addition to the existing compensation arrangements described above, and would become effective beginning with the 2004 Annual Meeting, subject to shareholder approval of the 2004 Employee and Director Equity-Based Compensation Plan discussed later in this proxy statement.

    The Board determined to pay the additional compensation described above in equity rather than cash, so as to more closely align the Board's interests with those of BD's shareholders.

DIRECTORS' SHARE OWNERSHIP GUIDELINES

    Under the Board's formal share ownership guidelines for non-management directors, each non-management director is required to own shares of Common Stock valued at 50% of the amount obtained by multiplying the annual retainer fee by the number of years such person has served as a director. Nine of BD's ten non-management directors are in compliance with these guidelines. One non-management director is substantially in compliance.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

    In November 2001, the Board adopted a set of Corporate Governance Principles. The Corporate Governance Principles address a number of topics, including director independence, Board and Committee self-assessment, mandatory retirement, evaluation of the Chief Executive Officer, composition of the Board and succession planning. The Corporate Governance Principles are reviewed by the Corporate Governance and Nominating Committee on a regular basis and any proposed additions or amendments to the Corporate Governance Principles are reviewed and submitted to the Board for its consideration.

    In order to provide shareholders with greater knowledge regarding the Board's processes, the Mission Statement and Corporate Governance Principles adopted by the Board of Directors are attached as Appendix B to this proxy statement. The Corporate Governance Principles also are posted on BD's website at www.bd.com/investors/corporate_governance.

    The NYSE recently adopted rules that would require listed companies to adopt governance guidelines covering certain matters. BD has carefully reviewed its Corporate Governance Principles and believes that they comply with the NYSE rules.

EXECUTIVE SESSIONS AND LEAD DIRECTOR

    BD's Corporate Governance Principles require the non-management directors to meet in executive session not less than three times per year. One of these sessions is dedicated to the review of the Chief Executive Officer and the recommendations of the Compensation and Benefits Committee regarding the Chief Executive Officer's compensation.

    The Corporate Governance Principles also provide for the appointment of a presiding director (the 'Lead Director') by the independent members of the Board. The Lead Director presides over any executive session of the non-management directors. The Lead Director also serves as a liaison between the non-management members of the Board and the Chairman, and discusses with the Chairman, to the extent appropriate, matters discussed by the non-management directors in executive session. The Lead Director also serves as a contact person to facilitate communications by BD's employees, shareholders and other constituents with the non-management members of the Board.

    Mr. Frank A. Olson has been designated as the Lead Director based on his many years of service as a director of BD. Shareholders wishing to communicate with BD's non-management directors may contact the Lead Director either by mail, addressed to BD Lead Director, c/o Corporate Secretary, 1 Becton Drive, Franklin Lakes, NJ 07417-1880, or by calling the BD Ethics Help Line, an independent toll-free service, at 1-800-821-5452 (available seven days a week, 24 hours a day). Callers from outside the U.S., Canada and Mexico should use 'AT&T Direct' to reach AT&T in the U.S. and then dial the above toll-free number. All communications will be kept confidential and forwarded directly to the Lead Director.

    Shareholders wishing to communicate with the Chairman may contact Edward J. Ludwig, BD's Chairman, President and Chief Executive Officer, at 1 Becton Drive, Franklin Lakes, NJ 07417-1880, or by calling 1-201-847-6800.

DIRECTOR INDEPENDENCE

    The Board assesses each director's independence annually in accordance with BD's Corporate Governance Principles. A director's independence is determined by the Board pursuant to the Corporate Governance Principles, which define an independent director as one who has not been employed by BD or any of its subsidiaries within the previous five years and has no significant financial or personal relationship to BD or to its management that would interfere with the exercise of independent judgment by such director. The Board has determined, after careful review, that each member of the Board is independent as defined in BD's Corporate Governance Principles, with the exception of Mr. Ludwig, who is employed by BD, and Dr. Alfred Sommer, Dean, The Johns Hopkins University ('JHU') Bloomberg School of Public Health, as Mr. Ludwig currently serves as a member of the JHU Board of Trustees. Accordingly, nine out of the eleven current members of the Board are independent directors.

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

ANNUAL REPORT OF CHARITABLE CONTRIBUTIONS

    Pursuant to BD's Corporate Governance Principles, any charitable contributions, or pledges of charitable contributions, by BD in any given fiscal year in an aggregate amount of $50,000 or more to an entity for which a BD director or a member of his or her immediate family serves as a director, officer or employee, or as a member of such entity's fund-raising organization or committee, is subject to the prior consideration and approval of the Corporate Governance and Nominating Committee.

    The Corporate Governance and Nominating Committee of the Board is provided annually with a report by management of charitable contributions or pledges made by BD during the fiscal year in an amount of $10,000 or more, to any entity for which a BD director or executive officer or a member of his or her immediate family, serves as a director, officer or employee, or as a member of such entity's fund-raising organization or committee. The report for fiscal 2003 is attached as Appendix C to this proxy statement.

BOARD EVALUATION

    Each year, the Board conducts a self-assessment of the Board's performance and effectiveness. This process commences with each director completing a Board Evaluation Questionnaire. This questionnaire was developed by the Corporate Governance and Nominating Committee and provides for a range of grades and trend indicators to be completed by each director, as well as space for written comments, with respect to each of the following seventeen criteria:

     1. The Board understands and approves BD's mission statement, values and objectives, as well as its strategic and operating plans.

     2. The Board understands the industries in which BD operates and the implications of current general economic and political trends to those businesses.

     3. The Board evaluates BD's research and development performance and level of commitment.

     4. The Board considers the financial performance of peer companies when assessing Company performance.

     5. The Board evaluates and reviews the performance and values of the Chief Executive Officer.

     6. The Board reviews senior management development and compensation and considers the correlation between compensation levels and Company performance.

     7. Board meetings foster open communication and timely resolution of issues presented.

     8. The Corporate Governance and Nominating Committee reviews and communicates the Board's expectations concerning director responsibilities and monitors the productivity of Board and Committee meetings.

     9. The Board assesses and modifies, as necessary, the structure of the Board and its Committees, as well as the frequency of the Board and Committee meetings.

    10. The Board establishes criteria and policies to ensure the representation of characteristics and expertise among its membership necessary to its effectiveness.

    11. The Board seeks to optimally and appropriately utilize each Board member's experiences in terms of Committee appointments.

    12. The Board reviews the availability, content and timeliness of information provided to it, prepares appropriately for Board meetings and requests additions or changes to the material provided, when appropriate.

    13. The Board verifies the independence of each non-management director and considers the impact, if any, of changes in the principal employment of non-management directors.

    14. The Board monitors and understands current issues and trends in corporate governance.

    15. The Board reviews and adopts annual capital and operating budgets and monitors Company performance against them during the year.

    16. The Board reviews the adequacy of existing accounting and financial controls and oversees ethical conduct and legal compliance by BD.

    17. The Board reviews succession plans for the Chief Executive Officer and senior management.

    In some instances, the above criteria relate to Board functions, such as senior management compensation, which are largely performed by a Committee of the Board.

    The collective ratings and comments of the directors are compiled and presented by the Chair of the Corporate Governance and Nominating Committee to the full Board for discussion, for the assessment of progress in the areas targeted for improvement a year earlier, and for the development of recommendations to enhance the Board's effectiveness over the next year.

    In addition, each Board Committee conducted a self-evaluation of its performance during fiscal 2003, with performance criteria for each Committee developed on the basis of its purposes and mission, as set forth in its charter.

EVALUATION OF INDIVIDUAL DIRECTOR CANDIDATES

    When evaluating prospective candidates for director, the Corporate Governance and Nominating Committee conducts individual evaluations against the criteria enumerated in BD's Corporate Governance Principles, as well as criteria designed to measure performance in five critical areas:

     1.  Personal Characteristics
     2.  Core Competencies
     3.  Independence
     4.  Level of Commitment
     5.  Board and Company Considerations

    The Board assessed the characteristics and performance of the individual directors standing for re-election to the Board at the 2004 Annual Meeting against these criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all directors during the last year. Upon completion of the individual director evaluation process, the Corporate Governance and Nominating Committee reported to the full Board its conclusions and recommendations for nominations to the Board.

    Any shareholder may recommend nominees for director for consideration by the Corporate Governance and Nominating Committee by writing to the Secretary of BD. Submissions should include the full name and address and a statement of the qualifications of the proposed nominee.

BUSINESS CONDUCT AND COMPLIANCE GUIDE

    In 1995, the Board adopted the BD Business Conduct and Compliance Guide (the 'Guide'). The Guide is a code of conduct and ethics applicable to all directors, officers and employees of BD, including its Chief Executive Officer and its Chief Financial Officer, Controller and other senior financial officers. The Guide sets forth BD policies and expectations on a number of topics, including without limitation, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Guide also sets forth procedures for communicating and handling any potential conflict of interest (or the appearance of any conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal controls and auditing matters.

    In 1995, BD instituted an Ethics Help Line for BD associates as a means of raising concerns or seeking advice. The Help Line is serviced by an independent contractor and is available to all associates worldwide, 7 days a week, 24 hours a day. Translation services are also available to associates. Associates using the Help Line may choose to remain anonymous and all inquiries are kept strictly confidential. All Help Line inquiries are forwarded to the Director of Business Ethics and Conduct (the 'Ethics Director') for investigation. Any reported matters involving accounting, internal control or audit matters, or any fraud involving management or persons who have a significant role in BD's internal controls, are reported to the Audit Committee of the Board.

    The Ethics Director leads the BD Ethics Office, an independent unit within BD that administers BD's ethics program. In addition to the Help Line, the ethics program provides for broad communication of BD's core values, associate education regarding the Guide and its requirements, and ethics training sessions.

    BD regularly reviews the Guide and proposed additions or amendments to the Guide are considered and subject to approval by the Board. The Guide is posted on BD's website at www.bd.com/investors/corporate_governance. Any amendments to the Guide, as well as any waivers from any provisions of the Guide relating to BD's Chief Executive Officer, Chief Financial Officer or Controller, will be posted on BD's website at the foregoing website address.

    The NYSE recently adopted rules that would require listed companies to adopt a code of business conduct and ethics covering certain matters. BD has carefully reviewed the Guide and believes that it complies with the NYSE rules.

                         REPORT OF THE AUDIT COMMITTEE

                               NOVEMBER 24, 2003

    The Audit Committee reviews BD's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of BD's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors these processes.

    In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that BD's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

    In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

    The Committee discussed with BD's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of BD's internal controls, and the overall quality of BD's financial reporting.

    Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in BD's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of BD's independent auditors for fiscal year 2004.

                                AUDIT COMMITTEE

                              JAMES F. ORR, CHAIR
                                 HARRY N. BEATY
                            WILLARD J. OVERLOCK, JR.
                                BERTRAM L. SCOTT

PROPOSAL 1.

                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, the terms of which expire alternately over a three-year period. The Board proposes the election of Henry P. Becton, Jr., Edward F. DeGraan, James F. Orr and Margaretha af Ugglas to serve for three years until the 2007 Annual Meeting and until their successors have been duly elected and qualified.

    All of the nominees for election have consented to being named in this proxy statement and to serve if elected.

    Biographical information concerning each of the nominees and directors continuing in office following the 2004 Annual Meeting is presented on this and the following pages.

                             NOMINEES FOR DIRECTOR

NOMINEES FOR DIRECTOR -- TERM TO EXPIRE 2007

[HENRY J. BECTON,     Henry P. Becton, Jr., 60, has been a director since 1987. He
JR. PHOTO]            is President and General Manager of WGBH Educational
                      Foundation, a producer and broadcaster of public television and radio programs and books and other educational
                      materials. Mr. Becton is a director of Belo Corporation,
                      various Zurich Scudder mutual funds and Public Radio
                      International.

[EDWARD F.DEGRAAN     Edward F. DeGraan, 60, has been a director since May 2003.
PHOTO]                He is Vice Chairman of The Gillette Company. Prior thereto, he served as Executive Vice President in various capacities with Gillette, and then became President and Chief Operating
                      Officer in July 2000. Mr. DeGraan served as Acting Chief
                      Executive Officer of Gillette from October 2000 to February
                      2001. He is a trustee of the National Urban League.

[JAMES F. ORR
PHOTO]
                      James F. Orr, 58, has been a director since 2000. Mr. Orr is the Chairman, President and Chief Executive Officer of
                      Convergys Corporation, a provider of outsourced billing and customer management services. Prior thereto, he served as Chief Operating Officer and a director of Cincinnati Bell,
                      Inc. At Cincinnati Bell, he was Chairman and President of
                      Cincinnati Bell Information Systems and MATRIXX Marketing, the businesses which now make up Convergys. In addition, Mr.
                      Orr is a director of Ohio National Financial Services, Inc.


[MARGARETHA UGLLAS    Margaretha af Ugglas, 64, has been a director since 1997.
PHOTO]                She is the former Minister of Foreign Affairs of Sweden. Ms.
                      af Ugglas is a director of the Karolinska Institute and of the Jarl Hjalmarson Foundation.

                              CONTINUING DIRECTORS

TERM TO EXPIRE 2005

[HARRY N. BEATY       Harry N. Beaty, M.D., 71, has been a director since 1985. He
PHOTO]                is Emeritus Dean of the Northwestern University Medical
                      School and serves on the Board of the Northwestern Medical
                      Faculty Foundation. Dr. Beaty is a specialist in internal
                      medicine and a subspecialist in infectious diseases. He also is a director of Banner Health, Arizona.

[FRANK A. OLSON       Frank A. Olson, 71, has been a director since 1985. He is
PHOTO]                Chairman Emeritus of The Hertz Corporation, a transportation company. Mr. Olson also is a director of Amerada Hess
                      Corporation, White Mountains Insurance Group, Ltd. and
                      various Franklin Templeton mutual funds.

[JAMES E. PERRELLA    James E. Perrella, 68, has been a director since 1995. In
PHOTO]                2000, he retired as Chairman of the Board of Ingersoll-Rand
                      Company, a manufacturer of industrial machinery and related products. Mr. Perrella also is a director of Milacron Inc.,
                      Bombardier Inc. and Arvin Meritor, Inc.

[ALFRED SOMMER, M.D.  Alfred Sommer, M.D., M.H.S., 61, has been a director since
PHOTO]                1998. He is Dean of The Johns Hopkins University Bloomberg
                      School of Public Health, and Professor of Ophthalmology,
                      Epidemiology and International Health. Dr. Sommer was founding Director of the Dana Center for Preventive
                      Ophthalmology at Johns Hopkins, which focuses on clinical epidemiology and public health aspects of blindness prevention and child health. Dr. Sommer is also a director of T. Rowe Price Group, Inc.

TERM TO EXPIRE 2006

[EDWARD J. LUDWIG     Edward J. Ludwig, 52, has been a director since 1999. He was
PHOTO]                elected President of BD in May 1999, and became President
                      and Chief Executive Officer in January 2000. Mr. Ludwig was
                      elected to the additional role of Chairman, effective
                      February 2002. Mr. Ludwig served as Executive Vice President from July 1998 to May 1999 and prior thereto was Senior Vice
                      President-Finance and Chief Financial Officer. Mr. Ludwig is
                      a director of Aetna Inc., the U.S. Fund for UNICEF, and a
                      member of the Board of Trustees of The Johns Hopkins
                      University.

[WILLARD J. OVERLOCK  Willard J. Overlock, Jr., 57, has been a director since
PHOTO]                1999. He retired in 1996 as a partner in Goldman, Sachs &
                      Co., where he served as a member of its management committee, and currently serves as a Senior Advisor to The
                      Goldman Sachs Group, Inc. Mr. Overlock also is an advisor to the Parthenon Group.

[BERTRAM L. SCOTT     Bertram L. Scott, 52, has been a director since 2002. He is
PHOTO]                the President and Chief Executive Officer of TIAA-CREF Life
                      Insurance Company and Executive Vice President of TIAA-CREF.
                      Prior to joining TIAA-CREF in November 2000, Mr. Scott
                      served as President and Chief Executive Officer of
                      Horizon/Mercy, a joint Medicaid managed care program between
                      Mercy Health Plan of Pennsylvania and Blue Cross/Blue Shield
                      of New Jersey.

                             EXECUTIVE COMPENSATION

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation and Benefits Committee of the Board (the 'Committee') reviews the overall compensation program for the members of the BD Leadership Team who report to the Chief Executive Officer, including the individuals named in the Summary Compensation Table (the 'Named Executives'), and determines and administers their compensation. The Committee also oversees the administration of employee benefits and benefit plans for the Company and its subsidiaries. An independent consultant supports the Committee in fulfilling its mission.

    The Committee is composed exclusively of non-employee directors, as defined in applicable rules and regulations of the Securities and Exchange Commission, and none of the members of the Committee is an employee or former employee of the Company or eligible to participate in any of the Company's executive compensation programs. Each of the members of the Committee also satisfies the criteria necessary to be considered an 'outside director' for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), and an 'independent' director under the rules of the New York Stock Exchange.

OVERVIEW

    BD's purpose is to help all people live healthy lives while generating superior total shareholder return. With this focus in mind, the Committee has developed and implemented a compensation philosophy designed to reward and support superior performance and attract and retain top talent. This objective is achieved through a variety of compensation measures, described below, which are designed to support the current and long-term performance of the Company.

    The Committee believes that the structure of the Company's compensation program, with its emphasis on long-term compensation, serves to focus Company executives on attaining a sustained, high level of Company performance and creating long-term shareholder value.

CHALLENGING TARGETS

    BD's management compensation program emphasizes the establishment of challenging goals through a number of factors, including:

          the Committee's active assessment of management's proposed performance goals and the link between goal attainment and short-term and long-term management incentives;

          a significant proportion of total compensation being contingent on achievement of predetermined goals; and

          long-term compensation and performance being measured and determined relative to that of a group of high-quality healthcare institutions with which BD competes for management talent (the 'Compensation Comparison Group').

    The Compensation Comparison Group includes most of the companies in the selected peer group of companies used in preparing the Performance Graph set forth on page 25 (the 'Performance Peer Group'), as well as other companies that compete with the Company for executive talent. The composition of the Compensation Comparison Group can vary depending on changes in marketplace dynamics and the extent to which the particular companies have positions similar in breadth and scope of responsibilities to the Company. Presently, the Compensation Comparison Group consists of Abbott Laboratories, Alcon, Allergan, Apogent Technologies, Baxter International Inc., Beckman Coulter, Inc., Boston Scientific Corporation, C.R. Bard, Guidant Corporation, Johnson & Johnson, Medtronic, Inc., PerkinElmer, Roche Diagnostics and St. Jude Medical, Inc.

PRINCIPAL COMPENSATION ELEMENTS

    The key elements of executive compensation are base salary, annual performance incentive awards, and stock options. These components are administered with the goal of providing total compensation that is competitive, motivates the highest individual performance, rewards sustained performance, and provides above-average rewards when merited by individual, business unit and Company results. In assessing the effectiveness and competitiveness of BD's executive compensation structure, the Committee reviews compensation practices of the Compensation Comparison Group with the assistance of its independent consultant.

BASE SALARY

    The Committee annually reviews and determines the base salaries of the BD Leadership Team members who report to the Chief Executive Officer. The Committee evaluates management's salary recommendations based on the results achieved by each executive, his or her future potential, scope of responsibilities and experience, as well as competitive salary practices. The Company generally targets executive officer salaries to approximate the median levels expected to be paid by companies in the Compensation Comparison Group to persons holding equivalent positions.

ANNUAL INCENTIVE AWARDS

    The Company's Performance Incentive Plan is structured to reward executives based on the overall performance of the Company, as well as the performance of each executive and that of his or her area of responsibility or business unit. The Committee sets target incentives for each participating executive officer at the beginning of each year. These targets are established as a percentage of the executive's salary and are calculated to deliver compensation to the executive at the median range for the Compensation Comparison Group companies.

    The Committee adopted performance measures for fiscal 2003 to determine the amount of incentives to be paid at different levels of performance. Funding for award pools for all executive officers (and other members of the BD Leadership
Team) and corporate functions is based primarily on achieving a total Company earnings per share target and net income target, respectively, set at the beginning of the year. Funding for award pools for business units and regions/countries is also based primarily on achieving targets established at the beginning of the year for operating income with an additional measure for working capital performance.

    In addition to these financial targets, each business unit, region/country and function has established certain objectives based on key Company initiatives and desired improvements to competitive positions. Key Company initiatives for fiscal 2003 included, among other things, continued growth in sales of safety-engineered products, the launch of new product platforms in the areas of blood glucose monitoring and cellular analysis and sorting, successful implementation of Genesis (the Company's enterprise resource planning system) in North America and the Europe and Asia Pacific regions, and initiatives to strengthen operational effectiveness and organizational capabilities. These objectives were required to have been met in order for full payouts to be made under this plan.

    Under the Performance Incentive Plan, the range of performance for which awards are funded is between 80% (threshold) and 110% (maximum) of the target goal. At the threshold level of performance, the pool is funded at 50%. Below the threshold, the pool is 0%. For every 1% increase in performance between 80% and 100% of goal, the pool is increased by 2.5%. For every 1% increase in performance above 100% of goal, the pool is increased by 5%, to a maximum of 150% of target.

    The Committee relies heavily, but not exclusively, on the above criteria. The Committee does not use any fixed formula in determining incentive awards. Instead, it exercises discretion in light of these measures and in view of compensation objectives to determine overall incentive funds and individual incentive amounts.

    For fiscal 2003, the Company achieved 100% of its earnings per share target established by the Committee, and 100% of its net income target, under the Performance Incentive Plan. The level of achievement of applicable targets for individual business units and regions varied. Awards to the Chief Executive Officer and the other Named Executives are set forth in the Summary Compensation Table. These awards were based on the performance of the individual, as well as the performance of the Company and the relevant business unit or function.

DEFERRED COMPENSATION PLAN

    The Company maintains a Deferred Compensation Plan ('DCP') that allows employees, including executive officers, with a base salary of $100,000 or more, to defer receipt of salary and/or annual incentive awards into either Common Stock of the Company or in cash accounts that mirror the gains and/or losses of a number of different investment funds selected by the Company. Under the DCP, participants may defer up to 75% of their base salary and up to 100% of their annual performance incentive awards, until the date or dates specified by the participant.

    The Company is not required to make any contributions to the DCP, other than to the extent a participant who also is a participant in the Company's Savings Incentive Plan ('SIP') would receive a lower matching contribution from the Company under SIP as a result of his or her deferral of salary under the DCP.

    Prior to January 1, 2002, participants in the DCP were only able to defer compensation into either Common Stock of the Company or into a cash account that provided a return equal to the Moody's Seasoned AAA Corporate Bond Rate. The DCP was amended in November 2001 to eliminate the fixed rate of return investment option for any compensation deferred after January 1, 2002. Neither the Chief Executive Officer nor any of the other Named Executives has any deferred compensation in a fixed return account.

    The DCP is not funded by the Company, and participants have an unsecured contractual commitment of the Company to pay the amounts due under the plan. When such payments are due, the cash and/or stock will be distributed from the Company's general assets.

STOCK OPTIONS

    The Committee grants stock options broadly and deeply throughout the organization, and thus provides additional incentives to employees to maximize shareholder value. Grants are based on individual performance and long-term contribution potential. It has been the Company's practice over the past five years to grant on average approximately 82% of all option grants to associates who are not members of the BD Leadership Team.

    Stock option grant levels and terms are established to provide executives with the opportunity for overall compensation levels targeted at the median of the competitive range for comparable positions in the marketplace, provided management is successful in achieving competitive growth in total shareholder value.

    For fiscal 2003, the Committee approved an indexed stock option program intended to compensate senior executives, including executive officers, based on total shareholder return relative to that of the Performance Peer Group. The program is intended to focus management on the long-term creation of shareholder value by linking incentive compensation to quantifiable measures that drive shareholder value creation over time. The number of shares available for grant to members of the BD Leadership Team, including the executive officers, may be increased or decreased by as much as 25% from the executive's target grant based on BD's annual total shareholder return compared to the Performance Peer Group.

    Accordingly, for fiscal 2003, the Committee approved on November 25, 2002 a grant to executive officers based on performance results for fiscal 2002. Based on relative performance, the total executive stock option grant level was at 85.7% of target.

    The Company has not re-priced options or issued additional options in response to any decline in the Company's stock price. Vesting of stock option awards made prior to November 2001 generally occurred over a three-year period beginning from the date of grant (with 50% becoming vested two years, and the remainder becoming vested three years, from the date of grant), while vesting of stock option awards granted in November 2001 and thereafter generally occurs over a four-year period (with 25% becoming vested on each anniversary of the date of grant).

CHANGES TO LONG-TERM INCENTIVE COMPENSATION EFFECTIVE AS OF FISCAL 2004

    Commencing in fiscal 2004, the Committee has approved a three-pronged strategy aimed at delivering long-term incentives to certain members of the BD Leadership Team that more closely link executive and shareholder interests while rewarding executives for sustained long-term Company performance.

    Accordingly, long-term incentives in the future will include some or all of the following: stock options to align the interests of executives with shareholders, performance-based stock awards to drive sustained Company performance, and restricted stock units to encourage retention of key executives. The combined value of these components will continue to be targeted at the median of the competitive range for comparable positions in the marketplace.

    The use of stock options and performance-based stock awards each will generally be targeted to deliver approximately 40% of the total long-term incentive value, while restricted stock units will generally be targeted to deliver the remaining 20%. Performance-based stock awards will be keyed to the Company's performance against pre-established targets, which may include, among others, its compound growth rate of consolidated revenues and average return on invested capital over a three-year period. Performance-based stock awards will become available to a grantee commencing at the end of the three-year measurement period. Restricted stock units will be deferred until one year following the grantee's retirement, or alternatively following his or her involuntary separation or termination other than for cause.

    In furtherance of this strategy, for fiscal 2004, the Committee made long-term incentive compensation grants in November 2003 that are more fully described under the caption 'November 2003 Long-Term Incentive Grants' on pages 21 to 23 of this proxy statement. For years following fiscal 2004, the Committee has recommended to the Board that it seek shareholder approval for the 2004 Employee and Director Equity-Based Compensation Plan that is set forth as Appendix D.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Each year, the non-management directors meet in executive session to evaluate the performance of the Chief Executive Officer. The results of this evaluation are then used by the Compensation and Benefits Committee in determining the compensation of the Chief Executive Officer.

    On November 25, 2002, the Committee approved a base salary increase for Mr. Ludwig from $850,000 to $900,000, effective January 1, 2003. The Summary Compensation Table sets forth the details regarding all compensation of the Chief Executive Officer for fiscal 2003. The determination of the Chief Executive Officer's salary, annual incentive award and stock option grant was made by the Committee based on the same policies and calculations described above applicable to all executive officers.

2003 COMPENSATION ACTIONS: OTHER EXECUTIVE OFFICERS

    The other executive officers, including the other Named Executives, received salary increases effective January 1, 2003 that averaged 4.8%.

INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

    The Committee considers the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

EXECUTIVE AND SHAREHOLDER ALIGNMENT

    Each of the executives identified below is required to own within a prescribed period of time a significant ownership stake in the Company, representing varying multiples of the executive's base salary, depending on the executive's position. The Company can extend the period of time within which the guidelines are to be complied with when circumstances, such as a promotion, significantly increase the target level of share ownership. The current ownership guidelines are as follows:

Chairman, President and Chief Executive
  Officer......................................   5 times salary
Other BD Leadership Team Members (16
  persons).....................................   3 times salary
All Other Corporate Officers...................   2 times salary

    The Company periodically monitors individuals' compliance with these ownership guidelines. Stock options, including vested options, are not included in determining whether an individual has met his or her ownership guidelines. The Company does not, and has not, provided any loans to management for the purpose of assisting them in complying with these ownership guidelines. Of the 17 current members of the BD Leadership Team, 15 are in substantial compliance with the ownership guidelines, and the other two have plans in place to come into compliance in a timely manner. Aggregate shareholdings by this group increased by 20% during the course of fiscal 2003.

                      COMPENSATION AND BENEFITS COMMITTEE

                             FRANK A. OLSON, CHAIR
                              HENRY P. BECTON, JR.
                               EDWARD F. DEGRAAN
                            WILLARD J. OVERLOCK, JR.
                               JAMES E. PERRELLA

                        COMPENSATION OF NAMED EXECUTIVES

    The following tables and graph set forth information on the compensation of BD's Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer (collectively, the 'named executives').

GENERAL

    The following table shows, for the fiscal years ended September 30, 2003, 2002 and 2001, respectively, compensation provided by BD to each of the named executives in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION               LONG-TERM
                                                       AWARDS                    COMPENSATION
                                            -----------------------------   -----------------------
                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING
NAME AND                                    FISCAL                            STOCK       OPTIONS/       ALL OTHER
PRINCIPAL POSITION                           YEAR    SALARY(1)   BONUS(1)   AWARDS(2)       SARS      COMPENSATION(3)
------------------                           ----    ---------   --------   ---------       ----      ---------------
Edward J. Ludwig..........................   2003    $887,397    $800,000        0         220,000        $ 6,000
 Chairman, President and Chief Executive     2002     850,000     750,000        0         300,000         87,456
 Officer                                     2001     730,000     723,000        0         250,000         89,771
Gary M. Cohen.............................   2003     456,455     325,000        0          65,000          6,000
 President -- BD Medical                     2002     440,000     310,000        0          85,000         37,396
                                             2001     418,000     290,000        0          50,000         33,176
John R. Considine.........................   2003     553,699     430,000        0          90,000          6,000
 Executive Vice President and Chief          2002     535,000     410,000        0         125,000          6,411
   Financial Officer                         2001     508,356     410,000        0          90,000          8,499
Vincent A. Forlenza.......................   2003     405,274     290,000        0          45,000          6,000
 President -- BD Biosciences                 2002     385,000     245,000        0          65,000         27,429
                                             2001     360,000     235,000        0          43,000         44,867
William A. Kozy...........................   2003     404,959     290,000        0          45,000          6,000
 President -- BD Diagnostics                 2002     378,164     245,000        0          65,000         51,647
                                             2001     345,000     230,000        0          43,000         44,693

---------

(1) Amounts shown reflect salary and bonuses earned by the named executives for the applicable fiscal year. Bonuses are paid in the fiscal year following the fiscal year for which they are earned, unless deferred at the election of the executive. The following named executives elected to defer, on a discretionary basis, with respect to the years covered in the Summary Compensation Table the following amounts of salary and bonus into a BD Common Stock account under the Deferred Compensation Plan: Mr. Ludwig -- for 2003, $280,000 of bonus and $93,192 of salary, for 2002, $300,000 of bonus and $74,539 of salary, and for 2001, $448,260 of bonus; Mr. Cohen -- for 2003, $65,000 of bonus; and Mr. Considine -- for 2003, $215,000 of bonus and $69,135 of salary, for 2002, $205,000 of bonus and $84,832 of salary, and for 2001, $205,000 of bonus and $124,559 of salary.

(2) The following table contains information relating to the undistributed portions of stock awards previously granted to the named executives under the Stock Award Plan.

                                                                                        MARKET
                                                                      NUMBER OF        VALUE OF
                                                                    UNDISTRIBUTED   UNDISTRIBUTED
      NAME                                                           SHARES HELD     SHARES HELD
      ----                                                           -----------     -----------
      Edward J. Ludwig............................................      9,840          $355,420
      Vincent A. Forlenza.........................................      4,904          $177,132
      William A. Kozy.............................................      9,360          $338,083

    Under the terms of the Stock Award Plan, none of the holdings reflected may be distributed prior to retirement or termination of employment without cause.

    Market values are determined by multiplying the number of undistributed shares by $36.12, the September 30, 2003 closing price for the Common Stock. No discount has been taken to reflect (1) the continuing restrictions on distribution and transferability, or (2) the fact that undistributed shares are not dividend-bearing.

(3) Amounts shown represent BD's matching contributions to BD's Savings Incentive Plan ('SIP'), a qualified defined contribution plan available to U.S. employees at all levels, and the dollar value of split-dollar life insurance policies that had been provided for certain of the named executives up until July 2003.

   During fiscal 2003, BD made contributions to SIP of $6,000 for each of Messrs. Ludwig, Cohen, Considine, Forlenza and Kozy. These amounts represent BD matching contributions at a 50% rate of the first 6% of base pay contributed to SIP by each of the named executives, in accordance with applicable SIP rules and subject to limits imposed by the IRS upon maximum contributions to such tax-qualified plans.

STOCK OPTION GRANTS

    The following table contains information relating to stock option and tandem limited stock appreciation right ('SAR') grants made in fiscal 2003.

                     OPTION/SAR GRANTS IN FISCAL YEAR 2003

                                                        INDIVIDUAL GRANTS
                                       ---------------------------------------------------
                                        NUMBER OF      % OF TOTAL
                                        SECURITIES    OPTIONS/SARS
                                        UNDERLYING     GRANTED TO                            GRANT DATE
                                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE   EXPIRATION     PRESENT
NAME                                    GRANTED(1)    FISCAL YEAR     PRICE        DATE       VALUE(2)
----                                    ----------    -----------     -----        ----       --------
Edward J. Ludwig.....................     220,000         4.09%      $ 29.99     11/25/12    $ 2,244,000
Gary M. Cohen........................      65,000         1.21%      $ 29.99     11/25/12        663,000
John R. Considine....................      90,000         1.67%      $ 29.99     11/25/12        918,000
Vincent A. Forlenza..................      45,000          .84%      $ 29.99     11/25/12        459,000
William A. Kozy......................      45,000          .84%      $ 29.99     11/25/12        459,000
                                        ---------       -------      -------     --------    -----------
TOTAL................................     465,000         8.65%      $ 29.99     11/25/12    $ 4,743,000
All Employee Optionees...............   5,372,143          100%      Various      Various    $54,795,858

---------

(1) All option grants to the named executives are for a ten-year term. They become exercisable in four equal annual installments beginning one year from the date of grant. The option grants to the named executives were issued in tandem with limited SARs, which are exercisable only in the event of a tender offer for the Common Stock or a change in control of BD, each as defined in BD's Stock Option Plans.

(2) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is consistent with the assumptions BD is using for Statement of Financial Accounting Standards ('SFAS') 123 reporting. The estimated value has been determined by application of the Black-Scholes option pricing model, based upon the terms of the option grant and BD's stock price performance history as of the date of the grant. The key assumptions are as follows: dividend yield: 1.21%; volatility: 33.2%; risk-free rate of return: 3.66%; and expected exercise period: 6 years. No adjustment has been made for risk of forfeiture or limitations on transferability.

    The assumptions used in the valuation are based upon experience, and are not a forecast of future stock price or volatility, or of future dividend policy.

NOVEMBER 2003 LONG-TERM INCENTIVE GRANTS

    As more fully described in the Report of the Compensation and Benefits Committee on Executive Compensation, which begins on page 15, the Compensation and Benefits Committee (the 'Compensation Committee') has adopted changes to BD's long-term incentive compensation program for most members of the BD Leadership Team. Beginning in fiscal year 2004, stock options will generally be targeted to deliver approximately 40% of the overall value of long-term incentive compensation provided to these persons, as compared to 100% in fiscal year 2003. In addition, performance-based stock awards will generally be targeted to deliver approximately 40% of the value of long-term incentive compensation. The performance shares are keyed to BD's performance against pre-established performance targets over a three-year performance period. Restricted stock units will generally be targeted to deliver the remaining 20% of long-term incentive compensation.

    To implement these changes, in November 2003, the Compensation Committee granted awards under the Stock Award Plan to certain members of the BD Leadership Team, including the named executives. The Stock Award Plan was used for this grant, as it authorizes awards somewhat similar to those that the Compensation Committee intends to award in the future. Under the Stock Award Plan, at least 25% of the shares subject to an award are to be deferred and distributed over a five-year period following retirement, involuntary separation or discharge other than for cause (such shares being referred to herein as the deferred shares). The remaining shares subject to an award are distributable beginning three years from the date of grant, as discussed below, subject to such conditions as may be set by the Compensation Committee (such shares being referred to herein as the performance shares).

    Set forth below is information regarding the long-term incentive compensation grants provided to the named executives in November 2003.

                       STOCK OPTION/DEFERRED SHARE GRANTS
                              IN FISCAL YEAR 2004

                                         % OF TOTAL
                          NUMBER OF     OPTIONS/SARS      GRANT DATE
                          SECURITIES     GRANTED TO        PRESENT                              GRANT DATE
                          UNDERLYING     EMPLOYEES         VALUE OF                              VALUE OF
                         OPTIONS/SARS    TO DATE IN         OPTION           NUMBER OF           DEFERRED
NAME                      GRANTED(1)    FISCAL YEAR       GRANTS(2)       DEFERRED SHARES       SHARES(3)
----                      ----------    -----------       ---------       ---------------       ---------
Edward J. Ludwig.......      98,961          2.13%       $ 1,313,212          13,835            $  537,766
Gary M. Cohen..........      30,000            65%           398,100           4,194               163,021
John R. Considine......      40,000           .86%           530,800           5,592               217,361
Vincent A. Forlenza....      26,000           .56%           345,020           3,635               141,292
William A. Kozy........      26,000           .56%           345,020           3,635               141,292
                          ---------        ------        -----------          ------            ----------
TOTAL..................     220,961          4.76%       $ 2,932,152          30,891            $1,200,732
All Employees..........   4,645,011           100%       $61,639,296          46,268            $1,798,437

---------

(1) The exercise price of all option grants to employees (including the named executives) in November 2003 was $38.78. These grants are for a ten-year term, and become exercisable in four equal annual installments beginning one year from the date of grant. The option grants to the named executives were issued in tandem with limited SARs, which are exercisable only in the event of a tender offer for the Common Stock or a change in control of BD, each as defined in the 2002 Stock Option Plan.

(2) The estimated value of the stock options granted in November 2003 has been determined by application of the Black-Scholes option pricing model, based upon the terms of the option grant and BD's stock price performance history as of the date of the grant. The key assumptions are as follows: dividend yield: 1.13%; volatility: 32.6%; risk-free rate of return: 3.86%; and expected exercise period: 6 years. No adjustments were made for risk of forfeiture or restrictions on transferability. The assumptions used in the valuation are based upon experience, and are not a forecast of future stock price or volatility, or of future dividend policy.

(3) The dollar value of the deferred shares reflected in the above table is calculated by multiplying the number of deferred shares awarded by $38.87, the closing price of the Common Stock on the date of grant. In determining the value of the deferred share component of the fiscal 2004 grants for purposes of BD's long-term incentive compensation program, an adjustment for risk of forfeiture was made by the Compensation Committee. No dividends will be paid or accrue on the deferred shares with respect to the periods prior to their distribution.

    As described above, the deferred shares are distributable over a five-year period after retirement or other events. If the 2004 Employee and Director Equity-Based Compensation Plan is approved at the 2004 Annual Meeting, it is anticipated that restricted stock units issued under that plan (which are similar to deferred shares under the Stock Award Plan) will become fully vested and be distributed one year following such retirement or other events.

    With respect to the above stock options grants, the named executives are required to hold 75% of the net, after-tax gain received upon exercise of the options in shares of BD stock for a period of one year following exercise.

                    PERFORMANCE SHARE GRANTS IN FISCAL 2004

                                                        PERFORMANCE      ESTIMATED FUTURE PAYOUTS(1)
                                            NUMBER OF   PERIOD UNTIL   -------------------------------
NAME                                        SHARES(2)      PAYOUT      THRESHOLD   TARGET   MAXIMUM(3)
----                                        ---------   ------------   ---------   ------   ----------
Edward J. Ludwig..........................   41,504          (4)           0       41,504    103,760
Gary M. Cohen.............................   12,582          (4)           0       12,582     31,455
John R. Considine.........................   16,776          (4)           0       16,776     41,940
Vincent A. Forlenza.......................   10,904          (4)           0       10,904     27,260
William A. Kozy...........................   10,904          (4)           0       10,904     27,260

---------

(1) Based on BD's performance against the pre-established performance targets (which are tied to revenue growth and average return on invested capital), the actual number of shares issuable may range from zero to 250% of the target amount.

(2) Reflects the target number of shares under the grants.

(3) In accordance with the terms of the Stock Award Plan, 25% of any shares issued in excess of the grantee's target amount will be treated as deferred shares and will be distributable only following retirement, involuntary separation or discharge other than for cause.

(4) 60% of the performance shares issuable will be distributed on the third anniversary of the grant, and the remaining 40% will be distributed in two equal annual installments beginning on the fourth anniversary of the grant. The Compensation Committee also has

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    the authority to defer the distribution of any performance shares otherwise issuable under a grant, to the extent the tax deduction for those shares would be limited under the Section 162(m) of the Internal Revenue Code. No dividends will be paid or accrue on the performance shares with respect to periods prior to their distribution.

    If the 2004 Employee and Director Equity-Based Compensation Plan is approved at the 2004 Annual Meeting, future performance share grants will be issued under that plan, and it is anticipated that all performance shares issuable under future grants will be distributable upon completion of the performance period.

    The named executives are required to hold up to 50% of any performance shares distributed under these grants (on an after-tax basis) to the extent they are not in compliance with BD's share ownership guidelines at the time of distribution. Additional information on the BD share ownership guidelines may be found on pages 18-19.

STOCK OPTION EXERCISES

    The following table contains information relating to the exercise of stock options by the named executives in fiscal 2003, as well as the number and value of their unexercised options as of September 30, 2003.

            AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2003 AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF
                                             VALUE          SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                           REALIZED             UNEXCERCISED                   IN-THE-MONEY
                            SHARES       (MARKET VALUE         OPTIONS/SARS AT                OPTIONS/SARS AT
                           ACQUIRED          LESS              FISCAL YEAR-END                FISCAL YEAR-END
                          ON EXERCISE   EXERCISE PRICE)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)(2)
                          -----------   ---------------   -------------------------   -------------------------------
Edward J. Ludwig........    46,428        $1,232,908          1,077,728/445,000             $11,303,456/2,165,350
Gary M. Cohen...........         0                 0            411,430/128,750               3,740,273/  629,863
John R. Considine.......         0                 0            421,250/183,750               2,999,798/  892,013
Vincent A. Forlenza.....    84,428         1,975,420            381,418/ 93,750               3,697,058/  452,813
William A. Kozy.........    54,988         1,377,936            382,430/ 93,750               4,104,176/  452,813

---------

(1) All option grants to the named executives are for a ten-year term. Options issued after November 2001 become exercisable over a four-year period (with 25% becoming vested on each anniversary of the date of grant). Options issued after 1996 and prior to November 2001 are exercisable 50% two years from the date of grant and 100% three years from the date of grant. All options issued to the named executives prior to 1997 were exercisable immediately. The above option grants were issued in tandem with limited SARs, which are exercisable only in the event of a tender offer for the Common Stock or a change in control of BD, as defined under BD's stock option plans.

(2) The value of unexercised options represents the difference between the closing price of the Common Stock on September 30, 2003 ($36.12) and the exercise price of each unexercised in-the-money option held by the named executives.

RETIREMENT PLAN

    BD's Retirement Plan (the 'Retirement Plan') is a non-contributory defined benefit plan. It provides for normal retirement at age 65 and permits earlier retirement in certain cases. Benefits are based upon years of service and compensation (comprised of salary, commissions, bonuses and stock awards granted before January 1, 1994 ('Covered Compensation')) for the five consecutive calendar years which produce the highest average compensation. The Retirement Plan is integrated with Social Security.

    The Code limits the maximum annual benefit which may be paid to any individual from the Retirement Plan's trust fund and the amount of compensation that may be recognized. Under BD's Retirement Benefit Restoration Plan (the 'Restoration Plan'), BD will make supplemental, unfunded payments to offset any reductions in benefits which may result from such limitations. BD's obligations to pay retirement benefits under the Restoration Plan, as well as deferred amounts under BD's Deferred Compensation Plan, are secured by a trust. The trust is currently secured by a letter of credit. The trustee is required to draw on the letter of credit, up to specified limits, following a change in control of BD (as defined in the trust agreement).

    The table below shows the estimated annual retirement benefits payable under the Retirement Plan and the Restoration Plan at normal retirement date to all eligible employees, including the named executives, in specified remuneration and years of service classifications.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                        YEARS OF CREDITED SERVICE
  MAXIMUM      ----------------------------------------------------------------------------
  AVERAGE
COMPENSATION      10         15         20         25         30         35          40
------------      --         --         --         --         --         --          --
 $  500,000    $ 72,914   $109,371   $145,828   $182,285   $218,742   $255,199   $  291,656
    600,000      87,914    131,871    175,828    219,785    263,742    307,699      351,656
    700,000     102,914    154,371    205,828    257,285    308,742    360,199      411,656
    800,000     117,914    176,871    235,828    294,785    353,742    412,699      471,656
    900,000     132,914    199,371    265,828    332,285    398,742    465,199      531,656
  1,000,000     147,914    221,871    295,828    369,785    443,742    517,699      591,656
  1,100,000     162,914    244,371    325,828    407,285    488,742    570,199      651,656
  1,200,000     177,914    266,871    355,828    444,785    533,742    622,699      711,656
  1,300,000     192,914    289,371    385,828    482,285    578,742    675,199      771,656
  1,400,000     207,914    311,871    415,828    519,785    623,742    727,699      831,656
  1,500,000     222,914    334,371    445,828    557,285    668,742    780,199      891,656
  1,600,000     237,914    356,871    475,828    594,785    713,742    832,699      951,656
  1,700,000     252,914    379,371    505,828    632,285    758,742    885,199    1,011,656
  1,800,000     267,914    401,871    535,828    669,785    803,742    937,699    1,071,656
  1,900,000     282,914    424,371    565,828    707,285    848,742    990,199    1,131,656

    Covered Compensation includes all components of each named executive's Annual Compensation as set forth in the Summary Compensation Table on page 20 hereof. Amounts shown are calculated on a straight-life annuity basis, and are not subject to any further deduction for Social Security benefits or other offsets. Employees may elect to receive the actuarial value of their retirement benefits in a lump sum in lieu of a lifetime pension.

    Under the Retirement Plan and the Restoration Plan, years of credited service as of December 31, 2003, and Covered Compensation for the calendar year ending December 31, 2003, will be 24 years and $1,699,615 for Mr. Ludwig, 20 years and $786,831 for Mr. Cohen, 4 years and $989,807 for Mr. Considine, 23 years and $709,846 for Mr. Forlenza, and 29 years and $699,846 for Mr. Kozy.

    In addition, Mr. Considine has an agreement with BD under which Mr. Considine is entitled to receive an annual supplemental pension benefit of $86,900 in the event his employment is terminated before the age of 55. In the event Mr. Considine remains with BD beyond his 55th birthday, he will be entitled to receive an actuarially increased annual supplemental pension benefit. In addition, under a separate agreement, if Mr. Considine's employment is terminated prior to age 55 other than for cause or as a result of a voluntary termination, he will be entitled to participate in BD's retiree medical plan upon the attainment of age 55. If Mr. Considine remains employed by BD beyond his 55th birthday, he will be entitled to participate in the retiree medical plan following termination of his employment for any reason.

CONTRACTUAL OBLIGATIONS

    Messrs. Ludwig, Cohen, Considine, Forlenza and Kozy have agreements with BD that provide for the continued employment of those executives for a period of three years following a change of control of BD. In the event of a termination by BD other than for cause, or by any of these executives for good reason, at any time during the three years following a change in control of BD, the named executive would receive a payment equal to three times the executive's annual compensation (salary and bonus), and certain of his fringe benefits (reduced to the extent provided by any subsequent employer) would be continued for not less than three years. In addition, in the event of termination by BD other than for cause, or by the named executive for good reason, within three years following a change in control, the named executive would be entitled to receive the actuarial equivalent of the additional pension benefits which the named executive would have earned had he remained an employee for an additional three years following termination. The terms 'cause,' 'good reason' and 'change in control' are defined in the agreements.

    If any termination payments to a named executive pursuant to his agreement should be subject to the excise tax imposed by Section 4999 of the Code, BD would reimburse the named executive in an amount such that the named executive would retain the same amount, net of all taxes, that he would have retained had the excise tax not been in effect.

PERFORMANCE COMPARISON

    The graph below presents a comparison of cumulative total return to shareholders for the five-year period ended September 30, 2003 for BD, the S&P 500 Index, and for a peer group of companies, selected on a line-of-business basis (the 'Performance Peer Group').

    The comparison period presented is required by applicable rules and regulations of the SEC. Cumulative total return to shareholders is measured by dividing total dividends (assuming dividend reinvestment) plus per share price change for the period by the share price at the beginning of the measurement period. BD's cumulative shareholder return is based on an investment of $100 on September 30, 1998 and is compared to the cumulative total return of the S&P 500 Index and the weighted, average performance of the Performance Peer Group over the same period with a like amount invested.

    The companies composing the Performance Peer Group are Abbott Laboratories, Bausch & Lomb Inc., Baxter International Inc., Beckman Coulter, Inc., Boston Scientific Corporation, Guidant Corporation, Johnson & Johnson, Medtronic, Inc., St. Jude Medical, Inc. and Stryker Corporation.

                    COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
             AMONG BECTON, DICKINSON AND COMPANY, THE S&P 500 INDEX
                         AND THE PERFORMANCE PEER GROUP

                                   [GRAPH]


        BECTON, DICKINSON AND COMPANY     PERFORMANCE PEER GROUP      S&P 500
Sep 98           100                            100                   100
Dec 98           104.01                         114.3                 121.3
Mar 99            93.55                         120.79                127.34
Jun 99            73.46                         123.89                136.32
Sep 99            68.93                         110.45                127.8
Dec 99            66.39                         111.5                 146.82
Mar 00            65.08                         106.57                150.19
Jun 00            71.18                         131.03                146.2
Sep 00            65.83                         132.1                 144.78
Dec 00            86.45                         142.8                 133.45
Mar 01            88.42                         126.27                117.63
Jun 01            89.84                         133.62                124.52
Sep 01            93.11                         143.27                106.24
Dec 01            83.67                         156.44                117.59
Mar 02            95.45                         160.18                117.92
Jun 02            87.42                         130.45                102.12
Sep 02            72.32                         131.61                84.45
Dec 02            78.4                          134.94                91.6
Mar 03            88.24                         137.49                88.72
Jun 03            99.79                         142.8                 102.38
Sep 03            93.04                         141.41                105.08




PROPOSAL 2.

                       SELECTION OF INDEPENDENT AUDITORS

    Ernst & Young LLP has been selected to audit the accounts of BD and its subsidiaries for the fiscal year ending September 30, 2004. A representative of Ernst & Young LLP will attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

    Fees billed to the Company by Ernst & Young LLP for services rendered during fiscal years 2003 and 2002 were as follows:

                                                          2003         2002
                                                          ----         ----
Audit Fees...........................................  $3,340,600   $2,635,000
Audit Related Fees...................................      84,500      182,200
Tax Fees.............................................     981,500    1,066,200
All Other Fees.......................................   1,062,000    1,001,800
                                                       ----------   ----------
Total................................................  $5,468,600   $4,885,200

    The Audit Committee considered, in reliance on management and the independent auditors, whether the provision of the services designated as 'All Other Fees' above is compatible with maintaining the independence of Ernst & Young LLP.

    Certain prior year amounts have been reclassified to conform to the current presentation.

    A substantial proportion of the professional services fees for the years ended September 30, 2003 and 2002 are denominated in a currency other than U.S. dollars. For comparison purposes, professional services fees for both periods have been translated at the exchange rates utilized for fiscal 2003, and are presented on a constant-currency basis.

    'Audit Fees' for audit services in 2003 and 2002 include fees associated with the annual audit, the reviews of BD's quarterly reports on Form 10-Q, debt and stock option plan registration statements filed with the Securities and Exchange Commission and foreign regulatory bodies, and statutory audits required internationally.

    'Audit Related Fees' in 2003 and 2002 consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. The services for fees disclosed in this category include benefit plan audits and other audit services requested by management which are in addition to the scope of the financial statement audit.

    'Tax Fees' includes tax compliance, assistance with tax audits, tax advice and tax planning.

    'All Other Fees' primarily relate to expatriate tax services.

Audit Committee Pre-Approval of Audit and Non-Audit Services

    BD's Audit Committee is responsible for appointing BD's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

    Audit Services. Under the policy, the Audit Committee is to appoint BD's independent auditor each fiscal year and pre-approve the engagement of the independent auditor for the audit services to be provided.

    Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the fiscal year, subject to the dollar limitations set by the committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditor, subject to certain dollar limitations. All other non-audit services are required to be pre-approved by the Audit Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP. IF RATIFICATION IS WITHHELD, THE BOARD WILL RECONSIDER ITS SELECTION.

PROPOSAL 3.

     ADOPTION OF 2004 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN

    As discussed in the Report of the Compensation and Benefits Committee on Executive Compensation, which begins on page 15, the Compensation and Benefits Committee has adopted changes to BD's long-term incentive compensation program for certain BD executives. Prior to these changes, long-term incentive compensation consisted entirely of stock option grants. Beginning in fiscal year 2004, long-term incentive compensation for these persons will consist of some or all of the following: stock options, performance-based awards and restricted stock units. The purpose of these changes is to more closely align executive and shareholder interests, while at the same time rewarding executives for sustained long-term performance. It is also the Compensation and Benefits Committee's current intent to change the form of long-term incentive compensation awarded to certain other employees of BD, which may include some or all of the types of awards discussed above.

    At the 2004 Annual Meeting, BD shareholders will be asked to approve the 2004 Employee and Director Equity-Based Compensation Plan (the '2004 Plan'). Approval of the 2004 Plan would provide BD the needed flexibility to implement the redesign of BD's long-term incentive compensation program, as it would broaden the types of equity-based awards that may be granted beyond those authorized under BD's existing equity compensation plans. The Board believes the 2004 Plan will allow BD to strategically align its compensation programs, and at the same time attract and retain outstanding individuals at all levels of BD's organization, thereby positioning BD for long-term success.

    As discussed earlier in this proxy statement, non-management directors presently receive an annual grant of stock options. Also, as discussed earlier, it is the Board's intention to increase the amount of equity-based compensation to be received by BD's non-management directors. The 2004 Plan would authorize the grant of these and other equity-based awards to BD's non-management directors.

    As of November 30, 2003, there was an aggregate 8,684,252 shares of Common Stock available for grant under BD's existing employee and director stock option plans and the Stock Award Plan. IF THE 2004 PLAN IS APPROVED, THESE PLANS WOULD BE TERMINATED (EXCEPT WITH RESPECT TO OUTSTANDING GRANTS), AND THE 2004 PLAN WOULD BE THE ONLY PLAN FROM WHICH NEW GRANTS OF STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS WOULD BE MADE.

    The 2004 Plan is being presented for shareholder approval to comply with certain regulatory requirements. If shareholders do not approve the 2004 Plan, it will not be adopted and no grants will be made under it. In such case, BD's existing stock option plans and the Stock Award Plan will remain in effect.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE ADOPTION OF THE 2004 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN.

    The proposed 2004 Plan is attached as Appendix D to this proxy statement. The principal features of the 2004 Plan are summarized below.

Shares Available for Awards

    Under the 2004 Plan, 9,000,000 shares of Common Stock will be available for issuance, subject to adjustment for stock splits and other events as set forth in the plan. As stated earlier, if the 2004 Plan is adopted, BD's existing stock option plans and the Stock Award Plan will be terminated with respect to future grants. As of November 30, 2003, there were 8,684,252 shares available for grants under these existing plans. Accordingly, the 2004 Plan will authorize 315,748 shares beyond what was authorized under these existing plans as of that date (although the 2004 Plan will also authorize types of awards not presently available under these existing plans). To the extent any outstanding stock option or award granted under a terminated plan is canceled or expires, the shares subject to the award will not be available for issuance under the 2004 Plan. The closing price of the Common Stock on December 18, 2003 was $40.10.

    If an award under the 2004 Plan is exercised or settled without the delivery by BD of the full number of shares underlying such award, only the net number of shares actually delivered to the Participant will be counted against the 2004 Plan's authorized shares. Also, shares underlying awards issued in assumption of or substitution for awards issued by a company acquired by BD ('Substitute Awards') will not reduce the number of shares remaining available for issuance under the 2004 Plan.

    No participant may receive stock options and stock appreciation rights under the 2004 Plan relating to more than 250,000 shares of Common Stock, subject to adjustment as noted above, in any calendar year.

Eligibility and Participation

    Any employee of BD, including any officer or employee-director, will be eligible to receive awards under the 2004 Plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the 2004 Plan. BD had 24,783 employees as of September 30, 2003. Non-management directors of BD will also be eligible to participate in the plan. There are currently 10 non-management members of the Board of Directors.

Administration of the 2004 Plan

    The 2004 Plan will be administered by a committee of the Board consisting of not less than three directors (the 'Committee'). Each director on the Committee shall be 'independent', as required by the rules of the New York Stock Exchange. The Committee will have, among other powers, the power to interpret and construe any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan, including, at the Committee's discretion, the delegation of any administrative responsibilities. Decisions of the Committee are final and binding on all parties.

    The Committee will have the sole discretion to grant to eligible participants one or more equity awards, including options, restricted stock and restricted stock units, performance units, 'other stock-based awards' or any combination thereof. The Committee will have the sole discretion to determine the number or amount of any award to be granted to any participant.

Awards

    General. Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee determines. Shares of stock deliverable under the plan may consist in whole or in part of authorized and unissued shares or treasury shares. No awards may be granted under the 2004 Plan after the tenth anniversary of its effective date.

    Exercise Price. Except in the case of Substitute Awards, the exercise price of any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant (with fair market value being determined in accordance with the procedures set by the Committee). The Committee may not amend an award to reduce the exercise, grant or purchase price of the award ('repricing'), except in connection with stock splits and other events, as described below.

    Exercise of Award; Form of Consideration. The Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. No loans will be extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain or establish broker-assisted 'cashless exercise' programs).

    Stock Options. The duration of options granted under the 2004 Plan will be established by the Committee but may not exceed ten years. The Committee may impose a vesting schedule on options. Options are exercisable following termination of employment without cause for three months, to the extent such options were exercisable at the time of termination. In the case of retirement, death and disability, the options will become fully vested and otherwise remain in effect in accordance with their terms. All other options will lapse upon termination of employment. The Committee may establish provisions applicable upon termination of employment that differ from those contained in the 2004 Plan. Options granted under the 2004 Plan may be 'incentive stock options' ('ISOs'), which afford certain favorable tax treatment for the holder, or 'nonqualified stock options' ('NQSOs'). See 'Tax Consequences' below.

    Restricted Stock; Restricted Stock Units. The Committee may impose restrictions on restricted stock and restricted stock units at its discretion. Except as otherwise provided by the Committee, upon death, disability or involuntary termination without cause, all restrictions on restricted stock and restricted stock units will lapse, and in the case of voluntary termination or involuntary termination with cause during the restriction period, all restricted stock and restricted stock units will be forfeited. The Committee may waive any restrictions if it finds a waiver to be in the best interests of BD.

    Performance Units. Performance units will be granted and will vest upon the attainment of performance goals established by the Committee. The Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement during the performance period, a holder of performance units will receive, following the expiration of such period, a pro-rata portion of the amount payable under the award.

    Other Stock-Based Awards. The Committee may establish the terms and conditions of other stock-based awards, such as stock appreciation rights.

    Performance Based Compensation Awards. Awards (other than options and stock appreciation rights) to certain senior executives will, if the Committee intends any such award to qualify as 'qualified performance based compensation' under
Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital or
(ix) Net Income (each as defined in the plan). Such targets may relate to BD as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee shall determine. The maximum number of shares that may be earned pursuant to any such performance award is 150,000 shares.

    Certain Adjustments. If the Committee determines that a recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2004 Plan) affects the Common Stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the plan, the Committee may adjust: (i) the number and type of shares (or other securities or property) which may be available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award.

    Transferability. Except as otherwise provided by the Committee, awards granted under the 2004 Plan are not transferable, other than by will or the laws of descent and distribution. An award will be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative.

Amendment and Termination

    The Board of Directors may amend, discontinue or terminate the plan or any portion of the plan at any time. However, no change will be made without shareholder approval if shareholder approval is required to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable to comply. Shareholder approval may also be required by New York Stock Exchange requirements for certain other amendments.

New Plan Benefits

    Any awards under the plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2004 Plan or that would have been granted during the last fiscal year had the 2004 Plan been in effect.

Tax Matters

    The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2004 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

    Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of an NQSO and BD will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

    In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

    Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within 90 days after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within 90 days after termination of employment, or if the optionee subsequently engages in a 'disqualifying disposition,' as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee's alternative minimum tax.

    A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a 'disqualifying disposition' of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.

    Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a
Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount.

    Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

    Restricted Stock Units and Performance Units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table provides certain information as of September 30, 2003 regarding BD's existing stock option plans and the Stock Award Plan, as well as BD's 1994 Restricted Stock Plan for Non-Employee Directors, 1996 Directors' Deferral Plan, Deferred Compensation Plan and Global Share Investment Program ('GSIP').

    This table does not include information concerning the proposed 2004 Employee and Director Equity-Based Compensation Plan that is being submitted to shareholders for approval at the 2004 Annual Meeting. Also, this table does not show the effect of the stock option and other equity-based awards made by BD in November 2003, which are discussed earlier in this proxy statement. As stated earlier in this proxy statement, if the 2004 Plan is approved at the 2004 Annual Meeting, BD's existing option plans and the Stock Award Plan will be terminated with respect to future grants.

                                         (A)                     (B)                          (C)
                                 --------------------   ----------------------   ------------------------------
                                 NUMBER OF SECURITIES                            NUMBER OF SECURITIES REMAINING
                                  TO BE ISSUED UPON        WEIGHTED-AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                                     EXERCISE OF          EXERCISE PRICE OF        UNDER EQUITY COMPENSATION
                                 OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS    WARRANTS AND RIGHTS(1)      REFLECTED IN COLUMN (A))
-------------                    -------------------    ----------------------      ------------------------
Equity compensation plans             30,174,992(2)             $28.05                     12,703,938(3)
  approved by security holders
Equity compensation plans not            415,406(4)             $32.75                        899,690(5)
  approved by security holders
Total                                 30,590,398                $28.07                     13,603,628

---------

(1) Shares issuable pursuant to outstanding awards granted under the Stock Award Plan, as well as shares issuable under the 1996 Directors' Deferral Plan and the Deferred Compensation Plan, are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2) Includes 159,001 shares relating to the undistributed portions of awards previously granted under BD's Stock Award Plan.

(3) Includes 2,101,388 shares available for grants of awards under the Stock Award Plan, and 212,484 shares available for issuance under the 1994 Restricted Stock Plan for Non-Employee Directors.

(4) Includes 100,310 shares issuable pursuant to outstanding options granted under the Non-Employee Directors 2000 Stock Option Plan. Also includes 149,996 shares issuable under the 1996 Directors' Deferral Plan, and 165,100 shares issuable under the Deferred Compensation Plan, based on participant account balances as of September 30, 2003.

(5) Does not include shares issuable under the 1996 Directors' Deferral Plan, the Deferred Compensation Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.

    Employee Stock Option Plans. BD currently maintains the 1990 Stock Option Plan, 1995 Stock Option Plan, 1998 Stock Option Plan, and 2002 Stock Option Plan (although no new grants may be made under the 1990 plan). Each of these plans provides for the grant of stock options to employees of BD and its affiliates. Under the plans, options may be granted either as ISOs or NQSOs. The exercise price of any stock option granted under the plans must be at least 100% of the fair market value of the Common Stock on the date of grant, and may not have a term of longer than ten years. Upon a tender offer for 25% or more of the outstanding Common Stock or a change in control of BD (as defined in the plans), all outstanding options issued under the plans become immediately vested and exercisable.

    Stock Award Plan. The Stock Award Plan authorizes grants of awards to key employees. The plan requires at least 25% of the shares subject to an award to be deferred and paid out in five equal annual installments following retirement, involuntary separation or discharge other than for cause. The balance of the shares subject to an award are distributed over a five-year period from the date of grant, subject to such conditions as may be set by the Compensation Committee. Upon a change of control (as defined in the plan), each outstanding award becomes immediately vested and the holder is entitled to a cash payment for each share covered by an award equal to the closing price of the Common Stock on the date of the change of control or the amount paid per share of the Common Stock in connection with the change in control, whichever is higher.

    1994 Restricted Stock Plan for Non-Employee Directors. The 1994 Restricted Stock Plan for Non-Employee Directors permits non-employee directors to elect to receive their quarterly retainer fees in shares of restricted stock rather than cash. These restricted shares are subject to forfeiture in the event a participant's service on the Board terminates for other than the reasons enumerated in the plan.

    Non-Employee Directors 2000 Stock Option Plan. The Non-Employee Directors 2000 Stock Option Plan provides for the granting of non-qualified stock options at each annual meeting of BD shareholders to each non-employee director elected at or continuing to serve after such meeting. The options have a monetary value of $35,000 (or such other value established by the Board), using the Black Scholes ratio used to calculate the value of the then most recent annual stock option grants to executive officers of BD. The exercise price of stock options granted under the plan must be at least 100% of the fair market value of the Common Stock on the date of grant.

    Each option granted under the plan has a term of 10 years, beginning from its date of grant (or such shorter term as may have been provided for in the then most recent annual stock option grants to BD's executive officers). The options vest over the same period as provided for with respect to the then most recent annual stock option grants to BD's executive officers. In the event of a tender offer for more than 25% of the outstanding Common Stock, or a 'change in control' of BD (as defined in the plan), all outstanding options under the plan become immediately vested and exercisable.

    1996 Directors' Deferral Plan. The 1996 Directors' Deferral Plan allows non-management directors to defer, in an unfunded cash account or an unfunded BD Common Stock account, all or part of their annual retainer and other fees, until up to 10 years after separation from the Board. In the event a director elects to have fees deferred in a BD Common Stock account, the director's account is credited with a number of shares based on the prevailing market price of the Common Stock. The number of shares credited to the BD Common Stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the Common Stock. Participants may elect to have amounts held in a cash account converted into a BD Common Stock account, or convert amounts in a BD Common Stock account into a cash account, subject to certain restrictions.

    The plan is not funded, and participants have an unsecured contractual commitment of BD to pay the amounts due under the plan. When such payments are due, the cash and/or Common Stock will be distributed from BD's general assets.

    Deferred Compensation Plan. The Deferred Compensation Plan allows employees, including executive officers, with a base salary of $100,000 or more, to defer receipt of salary and annual incentive awards in either a BD Common Stock account or in cash accounts that mirror the gains and/or losses of a number of different investment funds. Under the plan, a participant may defer up to 75% of the participant's base salary and up to 100% of the participant's annual incentive award, until the date or dates specified by the participant. A participant's BD Common Stock account is credited with shares based on the prevailing market price of the Common Stock. The number of shares credited to the BD Common Stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the Common Stock. Once amounts are deferred into a BD Common Stock account, such amounts may not be transferred into a cash account.

    The plan is not funded, and participants have an unsecured contractual commitment of BD to pay the amounts due under the plan. When such payments are due, the cash and/or Common Stock will be distributed from BD's general assets.

    GSIP. BD maintains the GSIP for its non-U.S. employees in certain jurisdictions outside of the United States. The purpose of the GSIP is to provide non-U.S. employees with a means of saving on a regular and long-term basis and acquiring a beneficial interest in BD. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of the participant's base pay through contributions to the participant's GSIP account, which contributions will generally vest after five years. Contributions to the GSIP are invested in shares of Common Stock.

    A participant may withdraw the vested portion of the participant's account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.

PROPOSAL 4.

                   SHAREHOLDER PROPOSAL ON CUMULATIVE VOTING

    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 800 shares of Common Stock, has informed BD that she plans to introduce the following proposal at the meeting:

        RESOLVED: 'That the stockholders of Becton Dickinson, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.'

        REASONS: 'Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year the owners of 78,242,414 shares, representing approximately 45.8% of shares voting voted FOR this proposal.'

    This proposal has been submitted at the past seven annual meetings and has been rejected by our shareholders each time.

    Your Board continues to believe that directors should be elected through a system that assures that directors will represent the interests of all shareholders, not just those of particular groups. Cumulative voting could enable individual shareholders or groups of shareholders with less than a majority of the shares to pool their

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votes to elect directors concerned with advancing the positions of the group responsible for their election, rather than the positions that are in the best interests of BD and of all of our shareholders. In addition, the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board's ability to operate effectively as a governing body, to the detriment of all BD shareholders.

    The Board believes that BD's current system of electing directors, with each share entitled to one vote for each nominee, will continue to work successfully in the future, as it has in the past. The Board consists predominately of independent non-management directors, and the Board committee responsible for identifying and recommending qualified individuals for director consists solely of independent non-management directors. This ensures that the Board will continue to exercise independent judgment and remain accountable to all of BD shareholders, rather than to a particular group.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

    Any proposal that a shareholder wishes to submit for inclusion in BD's Proxy Statement and proxy/voting instruction card for the 2005 Annual Meeting of Shareholders ('2004-2005 Proxy Statement') pursuant to SEC Rule 14a-8 must be received by BD no later than August 28, 2004.

    In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2005 Annual Meeting of Shareholders, but does not seek to include in BD's 2004-2005 Proxy Statement pursuant to Rule 14a-8, must be delivered to BD no earlier than October 14, 2004, and no later than November 13, 2004, if the proposing shareholder wishes for BD to describe the nature of the proposal in the 2004-2005 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to BD in connection with the 2005 Annual Meeting of Shareholders should be addressed to: Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

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                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee is created by the Board of Directors of the Company to:

     assist the Board in its oversight of

         the integrity of the financial statements of the Company;

         the qualifications, independence and performance of the Company's independent auditors;

         the performance of the Company's internal audit function; and

         compliance by the Company with legal and regulatory requirements; and

     prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

MEMBERSHIP

    The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Audit Committee.

AUTHORITY AND RESPONSIBILITIES

    In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters:

Independent Auditors

     The Audit Committee has the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditors. The Audit Committee shall pre-approve all engagements for audit services and each non-audit service to be provided by the Company's independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s) and shall oversee the audit and audit-related work of the independent auditors, including resolution of disagreements, if any, between management and the auditor regarding financial reporting.

     The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

         obtain and review a report or reports from the Company's independent auditors:

            describing the independent auditors' internal quality-control procedures;

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            describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

            describing all relationships between the independent auditors and the Company; and

            assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

         review and evaluate the partners of the independent auditor team(s), particularly the lead audit and reviewing partners;

         consider whether to rotate the independent auditors; and

         obtain the opinion of management and the internal auditors on the independent auditors' performance.

     The Audit Committee shall establish policies for the Company's hiring of current or former employees of the independent auditors.

Internal Auditors

     At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

Financial Statements; Disclosure and Other Risk Management and Compliance
Matters

     The Audit Committee shall review with management and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

         the annual audited financial statements, including the Company's disclosures under 'Management's Discussion and Analysis of Financial Condition and Results of Operations', prior to the filing of the Company's Form 10-K;

         the quarterly financial statements, including the Company's disclosures under 'Management's Discussion and Analysis of Financial Condition and Results of Operations', prior to the filing of the Company's Form 10-Q;

         any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

         the critical accounting policies and practices of the Company;

         off-balance sheet transactions and structures;

         any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

         regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

     The Audit Committee shall review, in conjunction with management, the Company's policies with respect to the Company's earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of 'pro forma' or 'adjusted' non-GAAP information.

     The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and

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     weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

     The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, such as:

         any restrictions on the scope of the independent auditors' activities or access to requested information;

         any accounting adjustments that were noted or proposed by the auditors but were 'passed' (as immaterial or otherwise);

         any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement;

         any management or internal control letter issued, or proposed to be issued, by the auditors; and

         any significant disagreements between the Company's management and the independent auditors.

     The Audit Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

     The Audit Committee shall establish procedures for:

         the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

     The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

     The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function, compliance by the Company with legal and regulatory requirements and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

     At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.

     The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

PROCEDURES

    The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members and management, shall determine the frequency and length of the committee meetings and shall determine meeting agendas consistent with this charter.

    The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

    The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

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    The Audit Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company.

LIMITATIONS INHERENT IN THE AUDIT COMMITTEE'S ROLE

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations and the Company's Code of Conduct. This is the responsibility of management, subject to oversight by the Board of Directors.

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                                   APPENDIX B

                     THE MISSION OF THE BOARD OF DIRECTORS

    The Board of Directors of BD believes that in keeping with its duties and its goal of achieving high standards of corporate governance, and in order to further the Core Values and Envisioned Future of BD, it must:

         --    Represent the owners' interest in perpetuating a successful business, including optimizing long- term financial returns;
         --    Ensure that the corporation is managed in such a way as to achieve this result;
         --    Serve in an active and not a passive fashion;
         --    Regularly monitor the effectiveness of management policies and decisions, including the execution of strategies; and
         --    Consider the needs of BD's customers, employees, suppliers, and the communities in which BD conducts business, in addition to fulfilling its obligations for increased shareholder value.

    To achieve the foregoing, the Board believes that certain oversight responsibilities should be given priority on its agenda, including a periodic review of: BD's strategy and results, management structure, performance and succession planning, Board effectiveness, ethical conduct and legal compliance, accounting and financial control, and the financial structure and preservation of assets.

    To assist it in discharging these responsibilities, the Board, from time to time, has established standing Committees. The Board delegates to these Committees the authority to consider matters within each Committee's area of responsibility and to report to the Board with appropriate recommendations.

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                       BECTON, DICKINSON AND COMPANY (BD)

                  STATEMENT OF CORPORATE GOVERNANCE PRINCIPLES

                           ADOPTED NOVEMBER 27, 2001,
                      AS AMENDED AND RESTATED MAY 20, 2003

1) BOARD COMMITTEES, THEIR NUMBER, STRUCTURE, AND CHARTERS

    The Board has the following standing committees: Audit, Compensation and Benefits, Finance and Investment, Corporate Governance and Nominating, Executive and Corporate Affairs. The structure and charter of each committee is reviewed on an annual basis, first by the committee, and then by the Corporate Governance and Nominating Committee, who recommends any changes it deems necessary or appropriate to the Board for consideration. The Board has the flexibility to form a new committee, disband a current committee or establish ad hoc committees to address particular issues or circumstances, as the need may arise.

2) INDEPENDENCE OF COMMITTEES

    It is the policy of the Board that only independent directors serve on the Audit, Compensation and Benefits and Corporate Governance and Nominating Committee.

3) ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS AND CHAIRS

    The Board, after consultation with the Chairman, designates the members of the committees, taking into account their particular expertise, experience and preferences.

    The Board does not believe in mandating the fixed rotation of committee members and/or Committee chairs, since there may be reasons at a given point in time for maintaining continuity. Ideally, however, the Board will seek to rotate committee members and chairs, on a staggered basis within each committee, on an average of every five years. The Board seeks thereby to avoid director entrenchment while ensuring continuity and the availability of experience derived through longevity.

4) SEPARATION OF CHAIRMAN AND CHIEF EXECUTIVE ROLES

    The Board believes it important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer in any way that seems best for the Company at a given point in time.

5) LEAD DIRECTOR (AMENDED SEPTEMBER 23, 2003)

    The Board notes that all BD directors are elected by the shareholders and all have an equal voice.

    The Board as a whole is free, should a special need arise, to call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chair(s) responsible for the subject matter giving rise to the need, and that the chairs function as the committee liaisons to the Chairman and the rest of the Board.

    The Board also believes it is appropriate and necessary for the independent directors to designate a Lead Director, who would be expected to serve in such capacity for several years. In circumstances in which the non-management directors meet without any management present, the director designated by the independent directors as the Lead Director shall preside over such meeting. The Lead Director also shall serve as a liaison between the non-management members of the Board and the Chairman, and as a contact person to facilitate communications by BD's employees and shareholders with the non-management members of the Board. The Corporate Governance and Nominating Committee shall review the designation of the Lead Director from time to time and recommend any change in the Lead Director it deems appropriate to the Board.

6) MIX OF INSIDE AND OUTSIDE DIRECTORS

    It is BD's policy that the Board be composed predominantly of independent directors who do not hold management responsibilities within the Company, thereby ensuring their availability to serve on the Audit,

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Compensation and Benefits, and Corporate Governance and Nominating committees and that no more than two persons with Company management responsibilities shall be members of the Board at any given point in time.

7) BOARD DEFINITION OF INDEPENDENCE

    The Board assesses each director's independence on an annual basis, and for purposes of membership on the Audit, Compensation and Benefits and Corporate Governance and Nominating Committees, determines its directors' independence based on applicable regulatory requirements of the Securities and Exchange Commission and the New York Stock Exchange.

    For all other purposes, including determining whether the Board is comprised of a predominant majority of independent directors, 'independence' shall be defined to mean a director who has not been employed by the Company or any of its subsidiaries within the previous five years, and has no significant financial or personal relationship to BD or to its management that would interfere with the exercise of independent judgment by such director, provided, however, that the Board believes all directors should hold meaningful equity ownership positions in the Company.

    The Board, in its business judgment, will determine, based on the relevant facts and circumstances, whether a director has a relationship to BD or to its management that would interfere with such director's exercise of independent judgment.

8) BOARD SIZE

    The Board periodically reviews its size to consider that most effective for its operation. In general, the Board believes that its appropriate size consists of between ten and thirteen members, recognizing that retirements, resignations and recruiting delays, as well as the availability of one or more outstanding candidates, may result periodically in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

9) DIRECTOR RETIREMENT POLICY

    It is BD's policy that directors retire from the Board effective at the Annual Meeting of Shareholders following their seventy-second birthday. Under special circumstances, with the approval of the Board, exceptions can be made to this policy. The Board believes, however, that any exceptions should be rare.

10) TERM LIMITS

    It is the policy of the Company to avoid term limits which have the disadvantage of discontinuing the availability and contributions of directors who have developed experience with and insight into, the Company and its needs over a period of time.

11) CHANGES IN DIRECTORS' PRIMARY RESPONSIBILITIES AND OUTSIDE COMMITMENTS

    It is BD's policy that every director, including the Chief Executive Officer and any other inside directors, must notify the Chairman of the Board of his or her retirement, of any change in employer, and of any other significant change in the director's principal professional occupation, and in connection with any such change, offer his or her resignation from the Board for consideration by the Corporate Governance and Nominating Committee. The Board, upon recommendation from the Corporate Governance and Nominating Committee, then considers the continued appropriateness of Board membership under the new circumstances and the action, if any, to be taken with respect to the offer of resignation.

    As a corollary, it is the policy of the Board that every director should seek the consent of the Chairman of the Board and the Corporate Governance and Nominating Committee and confirm the absence of any actual or potential conflict, prior to accepting any invitation to serve on another corporate or not-for-profit board or with a government or advisory group.

    While a director's service on the boards of other public companies may provide experience that benefits both the director and BD, directors are expected to devote sufficient time to effectively fulfill their duties as directors. Accordingly, while a director may serve on the board of directors of other public companies, such

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service should be limited to a reasonable number of companies so as not to conflict with his or her responsibilities as a director of the Company.

    In addition, no director who is a member of the Audit Committee may, at the same time, serve on the audit committees of more than two other public companies.

12) EVALUATION BY OUTSIDE DIRECTORS OF THE CHIEF EXECUTIVE OFFICER

    It is BD's policy that the outside directors meet privately no less than once a year to evaluate the performance of the Chief Executive Officer. The evaluation is based on objective and subjective criteria, including an assessment of the performance of the businesses, accomplishment of long-term strategic objectives, and management development. A clear understanding between the outside directors and the Chief Executive Officer regarding BD's expected performance and how that performance is to be measured is critical to the process.

    The Compensation and Benefits Committee uses the results of the evaluation when considering the Chief Executive Officer's compensation, and the Chairman of the Compensation and Benefits Committee communicates the results of this evaluation to the Chief Executive.

13) MEETINGS OF NON-MANAGEMENT DIRECTORS

    The non-management directors shall meet privately as a matter of course, without any management present, not less than three times a year, with one of these sessions dedicated to the review of the Chief Executive Officer and the recommendations of the Compensation and Benefits Committee regarding Chief Executive Officer compensation. These meetings should be scheduled as a matter of course for each fiscal year by the Corporate Secretary.

    The non-management directors also may meet in executive session at other times during the year to consider issues they deem important to address without management present.

    Following each meeting of the non-management directors, the director then designated by the independent directors as the Lead Director will discuss with the Chairman, to the extent appropriate, matters addressed in or arising from the private meeting.

14) EVALUATION OF THE BOARD AND BOARD COMMITTEES

    It is the policy of the Board to review on an annual basis its performance and effectiveness as a whole, with each Director completing a questionnaire developed by the Corporate Governance and Nominating Committee with respect to seventeen criteria. The collective ratings and comments are compiled in advance of the review session and are presented by the Chairman of the Corporate Governance and Nominating Committee to the full Board for discussion.

    Beginning in 2001, this practice has been expanded to include annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of their charters.

15) EVALUATION OF INDIVIDUAL DIRECTOR PERFORMANCE

    It is BD's policy to have the Corporate Governance and Nominating Committee assess, at least once every three years, on the basis of pre-established criteria, the performance of each individual director standing for re-election at the next shareholders' meeting. The pre-established criteria address each director's core competencies, independence and level of commitment.

    All directors are expected to attend Board meetings and meetings of the committees on which they serve, to review all materials provided to them in advance of any meeting, to be knowledgeable about the strategies and affairs of the Company and the industry and competitive environment in which it operations, and to actively participate in deliberations of the Board and of each committee on which they serve.

    The Corporate Governance and Nominating Committee considers not only an individual's qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board as a whole at that time. If applicable, the Committee also considers the impact of any change

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in the principal occupation of the directors during their prior terms of service. This evaluation process allows each director the opportunity to conveniently confirm his or her interest to continue as a member of the Board. Upon completion of the individual director evaluation process, the Committee reports to the full Board its conclusions and recommendations for nominations to the Board.

    It is BD's policy that the Corporate Governance and Nominating Committee also should review and consider the performance of any individual director if a situation were to arise that interfered with the proper performance of his or her duties as a member of the Board.

16) COMPANY PERFORMANCE AND CORPORATE STRATEGY

    The Board reviews BD's financial performance on a regular basis at Board meetings and through periodic updates, with a particular focus on peer and competitive comparisons. These reviews include the views of management as well as those of key investors and securities analysts.

    The Board also conducts an annual off-site meeting, normally in November of each year, to review and approve BD's long-term strategy, and assess its strategic, competitive and financial performance, on both an absolute basis and in relation to the performance, practices and policies of its peers and competitors.

    Each Committee of the Board in addition should assess BD's performance on an annual basis from the perspective of its charter's mission and purpose, and report the assessment results to the full Board.

17) COMPOSITION OF THE BOARD AND BOARD MEMBERSHIP CRITERIA

    The Corporate Governance and Nominating Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the composition of the Board at any given point in time. The assessment of the overall composition of the Board considers issues of judgment, diversity, age, skills, international background, and experience in areas such as technology, change management and finance.

    On an annual basis the Corporate Governance and Nominating Committee considers the composition, challenges and needs of the Board as a whole, both in connection with recommending candidates for election to the Board and in analyzing the composition of the Board committees.

18) SELECTION AND INVITATION OF NEW DIRECTORS

    The Corporate Governance and Nominating Committee is responsible for recommending for Board consideration candidates for election to the Board. On behalf of the Board, the Chairman and Chief Executive Officer generally extends the invitation to a candidate to join the Board.

19) ORIENTATION OF DIRECTORS AND CONTINUING EDUCATION

    BD has developed an orientation and training process available to new members of the Board and to new members of each Board committee. For new directors, this includes background information on the Company, its products and its industries, meeting with senior management to familiarize the director with BD's management and its strategies and significant policies, and site visits. Orientation of a new director or new committee member is coordinated by the Corporate Secretary and the Chief Financial Officer and is tailored to the requirements of the individual.

    In addition, BD directors are encouraged to visit the Company and its subsidiaries from time to time, to locations selected in consultation with the Chief Executive Officer, to familiarize him/herself with the business of the Company and its subsidiaries. These visits should be set up through the Office of the Corporate Secretary, and directors are requested to report to the full Board following any such visit.

    BD directors also are encouraged to attend director education courses at BD's expense. As a matter of practice, BD management from time to time, directly or with the assistance of outside advisors, arranges presentations to the Board of Directors on current issues or topics relevant to directors of public companies, including current corporate governance trends and practices.

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20) DIRECTOR COMPENSATION

    The Corporate Governance and Nominating Committee and the Board receive and review periodic reports from management on trends in director compensation. In addition, the Corporate Governance and Nominating Committee conducts a thorough analysis of director compensation and stock ownership at least every three years and makes recommendations to the Board for any adjustments deemed appropriate. Generally, the Board seeks to set director compensation at levels that fairly compensate directors for their responsibilities as directors and that are consistent with compensation levels at companies of similar size and nature as the Company.

    Since 1996, BD director compensation has focused increasingly on equity compensation for directors. This has included eliminating both the director retirement plan and the payment of meeting fees, and establishing an equity-based director deferral plan and a director stock option plan. Under the director deferral plan, directors can elect to defer into BD stock up to the full amount of their annual retainer and committee chair fees. The Board also believes that the director share ownership guidelines ensure adequate share ownership by directors.

21) DIRECTOR EQUITY OWNERSHIP

    The Board believes that directors should hold meaningful equity ownership positions in the Company. In 1996 the Company adopted director share ownership guidelines. In 2000 the director share ownership guidelines were adjusted to reflect a director's tenure on the Board. The current share ownership guidelines require each outside director to own shares of BD common stock valued at fifty percent of the amount obtained by multiplying the annual retainer fee in effect from time to time by the number of years a person has served as a director.

22) CLASSIFIED BOARD

    Since 1984, the BD Board comprises three classes of directors, with approximately one-third of the directors assigned to each class. The members of each class are elected to terms of three years.

    The Board reviews its classified board structure no less than once every two years.

    After careful review and consideration, the BD Board has concluded that a classified board provides continuity, stability and experience in the composition of the Board, while still providing for the election of a portion of the Board each year. It also enables the Board to represent more effectively the interests of all shareholders in a wide variety of circumstances.

23) WELL-INFORMED DIRECTORS

    In order for the Board to exercise fully its oversight functions, management provides the Board access to information regarding the Company and the markets in which the Company operates. This information comes from a variety of sources, including management reports, security analysts' reports, information regarding peer performance, direct interaction with senior management and visits to Company facilities.

24) BOARD MATERIALS AND PRESENTATIONS

    As a general rule, presentations on specific subjects are sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions and discussion of key issues.

25) BOARD AND COMMITTEE AGENDAS

    The Chairman and Chief Executive Officer, together with the Corporate Governance and Nominating Committee, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year.

    The Chairman and Chief Executive Officer establish the agenda and schedule for each Board meeting, allowing for an appropriate mix of presentation and discussion. Each Board member is encouraged to suggest topics they wish to have addressed for inclusion on the Board agenda.

    Each Committee of the Board, on an annual basis, sets an agenda of topics to be discussed by the Committee during the following year. The chair of each Committee, in consultation with other members and management, develops the agenda for each Committee meeting.

26) SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT

    The Board, with the input of the Chief Executive Officer, conducts an annual assessment of the performance and development of senior management. The Board also conducts periodic discussions, no less than once a year, regarding succession of the Chief Executive Officer and other members of senior management and, with the recommendations of the Chief Executive Officer, identifies potential successor candidates for these roles.

    As a matter of policy, the Chief Executive Officer should provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected disability.

27) ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS/BOARD ACCESS TO SENIOR MANAGEMENT AND INDEPENDENT ADVISORS

    A limited number of members of the BD Leadership Team attend Board meetings and Board dinners on a regular basis. In addition, other BD leaders attend Board and Committee meetings when appropriate to provide additional expertise and to expose the Board to a broader pool of management.

    The Board has open access to senior management.

    The Board and each Committee of the Board has the authority to retain its own independent legal, financial and other advisors, as the Board or Committee deems necessary or appropriate, at BD's expense.

28) BOARD'S INTERACTION WITH INSTITUTIONAL INVESTORS, PRESS AND CUSTOMERS

    In general, BD management speaks for the Company. Individual Board members may, from time to time at the request of management, meet or otherwise communicate with various constituencies that are involved with BD.

29) CONFLICTS OF INTEREST AND ETHICS COMPLIANCE

    If an actual or potential conflict of interest develops because of a change in the business operations of the Company or a subsidiary, or in a director's circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report the matter immediately to the Chairman and the Corporate Governance and Nominating Committee for evaluation and appropriate resolution.

    If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, excuse himself or herself from participation in the discussion, and shall not vote on the matter.

    Each of BD's directors is required to comply with BD's Business Conduct and Compliance Guide (the 'Guide'). Concerns regarding violations of the Guide by non-management directors of BD are referred to the Corporate Governance and Nominating Committee and to the Chairman; violation of the Guide by management directors of BD are referred to BD's General Counsel.

30) DISCLOSURE REGARDING CORPORATE GOVERNANCE, DIRECTOR COMPENSATION AND BOARD EVALUATION

    BD provides disclosure in its annual Proxy Statement concerning stock ownership guidelines for directors and senior management, a comprehensive description of the board's self-evaluation processes and the composition of director compensation.

    So that shareholders may gain greater knowledge of the Board's processes, beginning in 2001 BD's annual proxy statement disclosure was expanded to also include the publication of this Statement of Corporate Governance Principles.

31) CHARITABLE CONTRIBUTIONS

    Proposed charitable contributions, or pledges of charitable contributions, by the Company within any given fiscal year in an aggregate amount of $50,000 or more, to an entity for which a BD director or a member of any of their immediate families serves as a director, officer, employee, or member of such entity's fund-raising organization or committee, shall be subject to prior review and approval by the Corporate Governance and Nominating Committee; and

    The Corporate Governance and Nominating Committee of the Board shall be provided on an annual basis with a report from management of the charitable contributions or pledges made by the Company during the fiscal year in an amount of $10,000 or more, to an entity for which a BD director or executive officer, or a member of any of their immediate families, serves as a director, officer, employee, or member of such entity's fund-raising organization or committee and such report of contributions made shall be included and disclosed in BD's annual proxy statement;

    provided, however, that for purposes of determining whether the $50,000 approval threshold or $10,000 disclosure threshold is reached, no contributions by the Company under its established Matching Gift Program shall be included or reported.

32) EXECUTIVE OFFICER MEMBERSHIP ON PUBLIC COMPANY BOARDS

    It is BD's policy that prior to an executive officer agreeing to join any board of another publicly-traded company, the executive officer first must seek the agreement of BD's Chief Financial Officer and of its General Counsel that any such proposed service would not present undue conflict of interest or financial risk, to either BD or to the executive officer. Once such agreement is secured, the executive officer then shall seek the approval of the Corporate Governance and Nominating Committee.

    As a general rule, the Board believes that executive officers should be limited at any given time to serving on the board of not more than one publicly-traded company. Any exceptions to this general rule require the prior approval of the Corporate Governance and Nominating Committee.

33) NO PROVISION OF PERSONAL SERVICES BY BD EXTERNAL AUDITOR TO MEMBERS OF THE BOARD OF DIRECTORS

    It is the policy of BD that neither BD, nor any director, may engage the external auditor of BD for the purpose of the external auditor providing financial planning, tax preparation (including expatriate tax services) or other personal services ('Services') to a director. This policy prohibits the engagement of the external auditor for such purposes, regardless of whether the person or persons proposed to provide the Services to a director previously participated in a BD audit.

    For purposes of this policy, the 'external auditor' of BD is defined as any firm engaged by the Audit Committee of the BD Board of Directors to provide audit, review or attest services, or to otherwise provide 'audit services' to BD within the meaning of the rules of the Securities and Exchange Commission.

34) NO SALES OF BD SHARES BY DIRECTORS WHEN THE COMPANY IS REPURCHASING SHARES

    It is the policy of the Company that directors of BD should not sell any shares of BD common stock on any day on which BD is repurchasing shares of BD common stock under a Company stock repurchase program. For purposes of this policy, the term 'sell' includes entering into any contract to sell, pledge or otherwise transfer or dispose of shares of BD stock, other than gifts or other transfers of shares for no value.

    Therefore, any director intending to sell shares of BD Common Stock shall provide as much advance notice as is reasonably practicable to the Office of the Corporate Secretary, so as to ensure that the Company is not engaging in share repurchases on the same days on which any such sales are made by directors.

                                   APPENDIX C

                         BECTON, DICKINSON AND COMPANY

                 2003 ANNUAL REPORT OF CHARITABLE CONTRIBUTIONS
                               NOVEMBER 24, 2003

    The following report lists charitable contributions or pledges made by BD during fiscal 2003 in an amount of $10,000 or more, to an entity for which a BD director or executive officer, or a member of any of their immediate families, serves as a director, officer or employee, or as a member of such entity's fund-raising organization or committee.

                                                                                                         AGGREGATE
                                                                                                           AMOUNT
    NAME OF DIRECTOR              NAME OF                                        AMOUNT OF                DONATED
       OR OFFICER               ORGANIZATION            AFFILIATION               PLEDGES                 IN FY03
       ----------               ------------            -----------               -------                 -------
Gary M. Cohen,             Rutgers University      Board of Advisors of                                   $10,300
President -- BD Medical                            the Business School

John R. Considine,         St. Joseph's Hospital   Board of Trustees                                      $13,500
Executive Vice President   and Medical Center      (until June 30, 2003)
and Chief Financial        Foundation
Officer

Vincent A. Forlenza,       American Diabetes       Corporate Advisory                               $101,907 (including
President -- BD            Association             Board                                            $100,000 under prior
Biosciences                                                                                               pledge)

William A. Kozy,           Morristown Memorial     Executive Advisory                               $150,000 (pursuant to
President -- BD            Hospital                Board                                               prior pledge)
Diagnostics

Edward J. Ludwig,          Inter-Religious         Development Committee                             $32,500 (including
Chairman, President and    Fellowship for the                                                       $25,000 under prior
Chief Executive Officer    Homeless                                                                       pledge)
                                                   Board of Trustees        $20,000 over 2 years          $110,000
                           The Johns Hopkins                                     FY03-FY04
                           University

                                                                           $155,000 over 4 years
                                                                                 FY03-FY06

                                                                            $845,000 of product
                                                                                 FY04-FY06

                           U.S. Fund for UNICEF    Board of Directors        $1 Million over 4       $861,857 (includes
                                                                              years FY03-FY06      cash and product under
                                                                                                       prior pledges)

Frank A. Olson, Director   Save The Children       Board of Trustees        $200,000 of cash and          $122,819
                                                                            product over 2 years
                                                                                 FY03-FY04

Willard J. Overlock, Jr.,  Juvenile Diabetes       Katharine Overlock,     $500,000 over 2 years          $531,442
Director                   Research Foundation     spouse, is a Board            FY03-FY04
                                                   member

Alfred Sommer, M.D.,       The Johns Hopkins       Dean of The Johns             See above
M.H.S., Director           University              Hopkins University
                                                   Bloomberg School of
                                                   Public Health

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

                                   APPENDIX D

                         BECTON, DICKINSON AND COMPANY
                    2004 EMPLOYEE AND DIRECTOR EQUITY-BASED
                               COMPENSATION PLAN

    Section 1. Purpose.

    The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.

    Section 2. Definition.

    As used in the Plan, the following terms shall have the meanings set forth below:

    (a) 'AFFILIATE' shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

    (b) 'AWARD' shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

    (c) 'AWARD AGREEMENT' shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

    (d) 'BOARD' shall mean the board of directors of the Company.

    (e) 'CAUSE' shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant's duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered 'willful' unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant's action or omission was in the best interest of the Company.

    (f) 'CHANGE IN CONTROL' means:

        (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT')) (a 'Person') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the 'OUTSTANDING COMPANY COMMON STOCK') or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the 'OUTSTANDING COMPANY VOTING SECURITIES'); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with
    Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof.

        (ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the 'INCUMBENT BOARD') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board.

        (iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a 'BUSINESS COMBINATION'), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    (g) 'CODE' shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (h) 'COMMITTEE' shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

    (i) 'COMPANY' shall mean Becton, Dickinson and Company.

    (j) 'EARNINGS PER SHARE' shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.

    (k) 'EXECUTIVE GROUP' shall mean every person who is expected by the Committee to be both (i) a 'covered employee' as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

    (l) 'FAIR MARKET VALUE' shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

    (m) 'INCENTIVE STOCK OPTION' shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

    (n) 'MARKET SHARE' shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

    (o) 'NET INCOME' shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.

    (p) 'NET REVENUE PER EMPLOYEE' in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

    (q) 'NON-QUALIFIED STOCK OPTION' shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

    (r) 'OPTION' shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    (s) 'OTHER STOCK-BASED AWARD' shall mean any right granted under Section 9.

    (t) 'PARTICIPANT' shall mean an individual granted an Award under the Plan.

    (u) 'PERFORMANCE UNIT' shall mean any right granted under Section 8.

    (v) 'RESTRICTED STOCK' shall mean any Share granted under Section 7.

    (w) 'RESTRICTED STOCK UNIT' shall mean a contractual right granted under
Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

    (x) 'RETURN ON COMMON EQUITY' for a period shall mean net income less preferred stock dividends divided by total shareholders' equity, less amounts, if any, attributable to preferred stock.

    (y) 'RETURN ON INVESTED CAPITAL' for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.

    (z) 'RETURN ON NET ASSETS' for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

    (aa) 'REVENUE GROWTH' shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

    (bb) 'PLAN' shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.

    (cc) 'SHARES' shall mean shares of the common stock of the Company, $1.00 par value.

    (dd) 'SUBSTITUTE AWARDS' shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

    (ee) 'TOTAL SHAREHOLDER RETURN' shall mean the sum of the appreciation in the Company's stock price and dividends paid on the common stock of the Company over a given period of time.

    Section 3. Eligibility.

    (a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

    (b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

    (c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

    Section 4. Administration.

    (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a 'NON-EMPLOYEE DIRECTOR', as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. No member or alternate member of the Committee shall be eligible, while a member or alternate member, for participation in the Plan. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

    (b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

    (c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

    Section 5. Shares Available For Awards.

    (a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 9,000,000 shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), no Participant may receive Options and stock appreciation rights under the Plan in any calendar year that relate to more than 250,000 Shares.

    (b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

    (c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

    (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

    (e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a),
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

    (f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

    Section 6. Options.

    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

    (a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

    (b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

    (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

    (e) Section 10 sets forth certain additional provisions that shall apply to Options.

    Section 7. Restricted Stock And Restricted Stock Units.

    (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

    (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

    (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

    (d) Except as otherwise provided by the Committee at the time the Award is granted or in any amendment thereto, upon a Participant's (i) death, disability or involuntary termination without Cause, any and all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units granted to the Participant shall lapse, and (ii) voluntary termination or involuntary termination without Cause, all Shares of Restricted Stock or Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.

    (e) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units; provided, that the Committee's authority under this Section 7(d) is limited in the case of Awards subject to Section 11(f) as set forth in Section 11(f).

    Section 8. Performance Units.

    (a) The Committee is hereby authorized to grant Performance Units to Participants.

    (b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

    (c) Notwithstanding anything contained herein to the contrary, (i) in the event of a Participant's retirement prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit, (ii) in the event of a Participant's death, disability or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall receive upon such termination a partial payment with respect to, or a partial right to exercise, such Performance Unit, as determined by the Committee in its discretion, and (iii) upon a Participant's voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

    Section 9. Other Stock-Based Awards.

    The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Additional terms applicable to certain Other Stock-Based Awards are set forth in
Section 10.

    Section 10. Effect Of Termination On Certain Awards.

    Except as otherwise provided by the Committee at the time an Option or stock appreciation right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:

    (a) if termination is for Cause, all Options and stock appreciation rights held by the Participant shall be canceled as of the date of termination;

    (b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or stock appreciation right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or stock appreciation right held by the Participant may be exercised by the Participant's estate, or by any person who acquires the right to exercise by reason of the Participant's death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

    (c) if termination is (i) by reason of retirement at a time when the Participant is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Affiliate (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of disability, each Option or stock appreciation right held by the Participant shall, at the date or retirement or disability, become exercisable to the extent of the total number of shares subject to the Option or stock appreciation right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of retirement or disability, and shall otherwise remain in full force and effect in accordance with its terms;

    (d) if termination is by reason of the death of the Participant, each Option or stock appreciation right held by the Participant may be exercised by the Participant's estate, or by any person who acquires the right to exercise such Award by reason of the Participant's death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.

    Section 11. General Provisions Applicable To Awards.

    (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.

    (d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. Each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

    (e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (f) Every Award (other than an option or stock appreciation right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute 'qualified performance-based compensation' for purposes of
Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share,
(vi) Net Revenue Per Employee (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre-established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this
Section 11(f) applies upon attainment of such pre-established formula.

    (g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

    Section 12. Amendments And Termination.

    (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

    (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof and provided further, that the Committee's authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f).

    (c) Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

    (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

    Section 13. Miscellaneous.

    (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

    (b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.

    (c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    (d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

    (f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

    (g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

    (h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

    Section 14. Effective Date Of Plan.

    The Plan shall be effective as of the date of its approval by the stockholders of the Company.

    Section 15. Term Of The Plan.

    No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 DIRECTIONS TO
                           THE WOODCLIFF LAKE HILTON

FROM WESTERN NJ

Route 80 East to Garden State Parkway North. Take Garden State Parkway to Exit 171 (Woodcliff Lake). Turn left onto Glen Road. Turn right onto Chestnut Ridge Road. Proceed approximately one-half mile and turn left onto Tice Boulevard. Proceed to hotel on the left.

FROM NEWARK AIRPORT

Route 78 West to Garden State Parkway North. Take Garden State Parkway to Exit 171 (Woodcliff Lake). Turn left onto Glen Road. Turn right onto Chestnut Ridge Road. Proceed approximately one-half mile and turn left onto Tice Boulevard. Proceed to hotel on the left.

FROM TAPPAN ZEE BRIDGE

Over Tappan Zee onto New York Thruway (287 West). Take Thruway to Exit 14A to Garden State Parkway. Take first exit (School House Road-Pearl River). Turn left onto School House Road, and turn right at light onto Summit Avenue. Turn left at light onto Chestnut Ridge Road. Proceed 1.5 miles and turn right onto Tice Boulevard. Proceed to hotel on the left.

FROM LAGUARDIA AIRPORT

Grand Central Parkway West (follow signs for George Washington Bridge) to Tri-Boro bridge. Over bridge onto Major Deegan Expressway to Interstate 95 West. Proceed over the GW Bridge, onto Route 80 West, to Garden State Parkway North. Take Garden State Parkway to Exit 171 (Woodcliff Lake). Turn left onto Glen Road. Turn right onto Chestnut Ridge Road. Proceed approximately one-half mile and turn left onto Tice Boulevard. Proceed to hotel on the left.

                           PARKING WILL BE AVAILABLE

                                [RECYCLED LOGO]

                                                                   Appendix 1

            [BECTON DICKINSON LOGO] Helping people live health lives

Dear Shareholder:

Becton, Dickinson and Company (BD) encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions:

1. To vote over the Internet, log on to the Internet and go to the Web Site http://www.eproxyvote.com/bdx.

2. To vote by touch-tone telephone, dial 1-877-PRXVOTE (1-877-779-8683). If calling from outside of the U.S. or from Canada, shareholders should call 1-201-536-8073.

YOUR INTERNET OR TELEPHONE VOTE MUST BE RECEIVED BY 12:01 A.M., NEW YORK CITY TIME, ON FEBRUARY 11, 2004.

Your telephone or Internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. Again, if you choose to vote telephonically or through the Internet, there is no need to mail back your proxy/voting instruction card.

                 Your vote is important. Thank you for voting.

                      FOLD AND DETACH HERE

P R O X Y

-------------------------------------------------------------------------------
                        PROXY/VOTING INSTRUCTION CARD
                        BECTON, DICKINSON AND COMPANY
            Proxy Solicited on Behalf of the Board of Directors for
                      Annual Meeting on February 11, 2004

The undersigned hereby appoints Edward J.Ludwig, John R.Considine, and Dean J.Paranicas, and any of them, with full power of substitution, proxies to attend the annual meeting of the shareholders of the Company to be held at 2:00 PM, on Wednesday, February 11, 2004 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, and any adjournment thereof, and to vote all shares of the Common Stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting.

This card constitutes voting instructions to the Trustee and BIL, respectively, for any shares of Common Stock allocated to the undersigned under the Company's 1996 Directors'Deferral Plan ("DDP"), the Company's Deferred Compensation Plan ("DCP"), the Med-Safe Systems, Inc.Savings Incentive Plan (the "Med-Safe Plan") and, when so provided, under the Company's Global Share Investment Program ("GSIP"), and also constitutes voting instructions to the Trustee and BIL for a proportionate number of shares of Common Stock in the DDP, DCP, the Med-Safe Plan and GSIP, respectively, for which no instruction card has been received from other participants.

This card also constitutes voting instructions to the Trustee for any shares of Common Stock and Series B ESOP Convertible Preferred Stock allocated to the undersigned under the Company's Savings Incentive Plan ("SIP"). In addition, unless the box on the reverse side of this card is checked, this card also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock and Series B ESOP Convertible Preferred Stock in the SIP that have not been allocated to participants or for which no instruction card has been received from other participants ("unallocated/unvoted SIP shares").

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors'recommendations. If you do not vote by telephone or over the Internet, please sign and return this card using the enclosed envelope.

HAS YOUR ADDRESS CHANGED?

-----------------------------

-----------------------------

-----------------------------

SEE REVERSE                                                         SEE REVERSE
    SIDE    (Continued and to be dated and signed on reverse side.)     SIDE

Becton, Dickinson and Company
C/O EQUISERVE
P.O. BOX 8225
Edison, NJ 08818-8225




The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week until the day prior to the meeting.

              Your vote is important. Please vote immediately.


         Vote-by-Internet                               Vote-by-Telephone
                                        OR
1. Log on to the Internet and go to             1. Call toll-free 1-877-PRX-VOTE
   http://www.eproxyvote.com/bdx                   (1-877-779-8683)


If you vote over the Internet or by telephone, please do not mail your card.


                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------



[X] Please mark votes as in this example.                                   1508

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors, FOR Proposals 2 and 3 and AGAINST Proposal 4.

The Board of Directors recommends a vote FOR Proposals 1,2 and 3.

1.  Election of Directors                   2.  Ratification of independent  FOR  AGAINST  ABSTAIN
    Term to Expire 2007 Nominees:               auditors.                    [ ]    [ ]      [ ]
    01-Henry P.Becton, Jr.,
    02-Edward F.DeGraan,                    3.  Adoption of 2004 Employee
    03-James F.Orr,                             and Director Equity-Based    [ ]    [ ]      [ ]
    04-Margaretha af Ugglas                     Compensation Plan.

                  [ ] FOR   [ ] WITHHELD


                  [ ]
                      --------------------------------------
                      For nominees except as noted above

The Board of Directors recommends a vote AGAINST Proposal 4.


4.  Cumulative voting.            FOR    AGAINST    ABSTAIN
                                  [ ]      [ ]        [ ]

If this box is checked, this card does NOT            [ ]
constitute voting instructions to the Trustee with
respect to unallocated/unvoted SIP shares.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark here if address changes are noted on      [ ]
reverse side.



Signature ___________________________Date: ________________   Signature ____________________________Date:________________

Signatures for all shares (OTHER THAN unallocated/unvoted SIP shares if the box above is checked):